UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12

SANDY SPRING BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

# 2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Sandy Spring Bancorp

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	Wednesday, May 18, 2022
TIME	10:00 a.m., Eastern Time
PLACE	The meeting will be held live via the internet in virtual format only at https://meetnow.global/MMYUPAD
RECORD DATE	You are eligible to vote if you were a shareholder of record at the close of business on March 9, 2022

MEETING AGENDA

•	Elect three Class III directors to serve until the 2025 annual meeting

•	Approve amendments to the Articles of Incorporation to declassify the Board of Directors

•	Vote, on an advisory basis, to approve the compensation for the named executive officers

•	Ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2022

•	Transact such other business as may properly come before the meeting

   THERE WILL BE NO PHYSICAL LOCATION FOR THE ANNUAL MEETING

In support of the health and safety of our shareholders and employees, we will hold our annual meeting this year solely by means of remote communication via webcast at https://meetnow.global/MMYUPAD. You will be able to attend and participate in the virtual annual meeting online, vote your shares electronically, and submit questions prior to and during the meeting. If you plan to attend the annual meeting virtually, please review the information on attendance procedures on page 59 of this proxy statement.

   YOUR VOTE IS VERY IMPORTANT

Please submit your proxy as soon as possible by internet, telephone, or mail. Submitting your proxy by one of these methods will ensure your representation at the annual meeting regardless of whether you attend the meeting. Instructions for voting by internet or telephone can be found on your proxy card or voting instruction form.

By order of the Board of Directors,

Aaron M. Kaslow

General Counsel & Secretary

April 6, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2022

This proxy statement and the 2021 Annual Report on Form 10-K are available at www.envisionreports.com/sasr.

| Notice and Proxy Statement | 2022

| Notice and Proxy Statement | 2022

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider in deciding how to vote your shares. Please read the entire proxy statement before voting. For information about our company’s performance, please review our 2021 Annual Report on Form 10-K.

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares during the 2022 annual meeting of shareholders. Notice of our annual meeting and this proxy statement were first sent or made available to shareholders on April 6, 2022.

2022 ANNUAL MEETING INFORMATION

For additional information about our annual meeting, see “Information about the Meeting” on page 59.

| MEETING DATE:	May 18, 2022
| MEETING TIME:	10:00 a.m. (Eastern)
| RECORD DATE:	March 9, 2022
| VIRTUAL MEETING LOCATION:	https://meetnow.global/MMYUPAD

There will be no physical location for the annual meeting. Shareholders may attend, vote and ask questions at the meeting only by logging in at https://meetnow.global/MMYUPAD. Registered shareholders will be required to enter a control number, which can be found on your Notice of Internet Availability, proxy card, electronic notification or voting instructions included with your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, see page 59 for information regarding how to vote your shares during the meeting. If you do not have a control number, you may still attend the meeting as a guest, but you will not be able to vote your shares during the meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board Recommendation	More Information

1) Election of three Class III directors	✓ “FOR” all nominees	Page 4

2) Approval of amendments to the Articles of Incorporation to declassify the Board of Directors	✓ “FOR”	Page 53

3) Advisory vote to approve the compensation for the named executive officers	✓ “FOR”	Page 55

4) The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2022	✓ “FOR”	Page 56

HOW TO VOTE YOUR SHARES

Your vote is important. You may vote if you were a shareholder on March 9, 2022. Whether or not you plan to attend the virtual annual meeting, please cast your vote as promptly as possible using one of these methods:

Online before the meeting	By Phone	By Mail	Online during the meeting
www.envisionreports.com/sasr (record holders) www.proxyvote.com (beneficial owners)	Call the phone number on your proxy card (record holders) or voting instruction form (beneficial owners)	Complete, sign, date and mail your proxy card (record holders) or your voting instruction form (beneficial owners)	Attend our annual meeting virtually by logging into the virtual annual meeting website and vote by following the instructions provided on the website

| Notice and Proxy Statement | 2022	1

PROXY SUMMARY

BOARD OF DIRECTORS

Name	Occupation	Age	Independent	Director Since	Committee Memberships

Mona Abutaleb	CEO of Medical Technology Solutions, LLC	59	✓	2015	Compensation Risk

Ralph F. Boyd	President and CEO of SOME, Inc.	65	✓	2012	Compensation (Chair) E&G Nominating

Mark E. Friis	Chair (former CEO) of Rogers Consulting, Inc.	66	✓	2005	E&G Risk (Chair) Nominating

Brian J. Lemek	Owner of Lemek, LLC, a franchisee for Panera Bread bakery-cafes.	58	✓	2020	Audit Compensation

Pamela A. Little	CFO of Nathan, Inc.	68	✓	2005	Audit (Chair) E&G Nominating

Walter C. Martz II	Managing Member of Walter C. Martz LLC law firm.	70	✓	2020	Audit

Mark C. Michael	Fellow at the Harvard Advanced Leadership Initiative	59	✓	2018	Compensation

Mark C. Micklem	Retired. Former Managing Director and Head of Financial Services Investment Banking at Robert W. Baird & Co.	63	✓	2019	Audit Risk

Christina B. O’Meara	President and founder of O’Meara Properties	68	✓	2020	Compensation

Robert L. Orndorff, Chair	President and founder of RLO Contractors, Inc.	65	✓	1991	Audit Compensation E&G (Chair) Risk Nominating

Craig A. Ruppert	President and CEO of The Ruppert Companies	68	✓	2002	E&G Nominating (Chair)

Daniel J. Schrider, Vice Chair	President and CEO Sandy Spring Bancorp, Inc. and Sandy Spring Bank	57		2009	E&G Risk

Ages as of 03/09/2022    E&G = Executive and Governance

2	| Notice and Proxy Statement | 2022

PROXY SUMMARY

BOARD COMPOSITION

GOVERNANCE HIGHLIGHTS

Independent chair	✓	Continuing director education program	✓

Mandatory director retirement age of 72	✓	Stock ownership guidelines for directors and executive officers	✓

Independent directors meet regularly in executive session	✓	Anti-hedging policy	✓

Audit, Compensation and Nominating Committees consist solely of independent directors	✓	Clawback policy	✓

Audit Committee meets with auditor in executive session	✓	Code of Ethics and Business conduct available on website	✓

Oversight of enterprise risk through Board Risk Committee	✓	Corporate governance policies available on website	✓

Plurality plus resignation in uncontested director elections	✓	One share, one vote structure	✓

Annual board evaluations	✓	No shareholder rights plan	✓

| Notice and Proxy Statement | 2022	3

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently has 12 members. Under our Articles of Incorporation and Bylaws, the Board is authorized to fix the number of directors, up to a maximum of 15. The Board currently is divided into three classes, with only one class of directors being elected each year and each class serving a three-year term. The Board has approved amendments to our Articles of Incorporation to declassify the Board so that directors are elected annually by shareholders. If these amendments are approved by shareholders (see Proposal 2 on page 53), nominees will be elected for a one-year term beginning in 2023.

The Board has nominated three Class III directors for election for a three-year term expiring in 2025. They are Mona Abutaleb, Mark C. Micklem, and Christina B. O’Meara. All Class III director-nominees are currently directors who have been elected previously by the shareholders. Each nominee has consented to be nominated and has agreed to serve, if elected. If any person nominated by the Board is unable to stand for election for any reason, the shares represented at our annual meeting may be voted for the election of another candidate as the present Board may designate, or our Board may choose to reduce its size.

In Memoriam

GARY G. NAKAMOTO

1964 - 2021

Gary G. Nakamoto served as an independent director of our company since 2011. Mr. Nakamoto was the principal of The Nakamoto Group, LLC, a consulting firm based in Great Falls, Virginia. We remember Gary for his warmth and humor and his unwavering support for our company.

BOARD DIVERSITY

Our Board values diversity (inclusive of gender, race and ethnicity) and seeks to include directors with a broad range of backgrounds, professional experience, perspectives and skills. In compliance with Nasdaq Listing Rules, the following chart shows the diversity of the Board:

Board Diversity Matrix as of March 9, 2022

Total Number of Directors	12

	Female	Male	Non-Binary	Did not Disclose

Part I: Gender Identity

Directors	3	9	0	0

Part II: Demographic Background

African American or Black		1

Alaskan Native or Native American

Asian

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	11

Two or More Races or Ethnicities

LGBTQ+	0

Did Not Disclose Demographic Background	0

4	| Notice and Proxy Statement | 2022

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR SKILLS

Our directors bring a balance of skills, qualifications and experience to their oversight of our company, as shown in the matrix below. The matrix identifies certain skills, qualifications and experience that the Board believes are relevant to our business. A director may possess other skills, qualifications and experience not indicated in the matrix that may be relevant and valuable to their service on our Board.

	Abutaleb	Boyd	Friis	Lemek	Little	Martz	Michael	Micklem	O’Meara	Orndorff	Ruppert	Schrider

SKILL/EXPERIENCE

Executive Leadership

Experience in an executive leadership position provides the perspective required to understand and direct business operations, analyze risk, manage human capital, oversee implementation of organizational change, and develop and execute strategic plans.

	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓

Consumer Business and Financial Services

Experience with consumer products and services or the financial services industry provides insight that assists the Board in overseeing the operation of our business and implementation of our strategic plan.

	¡	¡	¡	¡	¡	¡	¡	●	¡	¡	¡	●

Financial Reporting and Accounting

Knowledge of or experience in accounting, financial reporting or auditing processes and standards assists the Board in overseeing our financial position and condition and ensuring accuracy and transparency in reporting.

	●	¡	¡	¡	●	¡	●	●		¡	●	●

Legal and Regulatory

Understanding legal risks and obligations and experience with regulated businesses, regulatory requirements and relationships with regulators is important because we operate in a regulated industry.

	¡	●	¡		¡	●		¡		¡	¡	●

Risk Management

Risk is inherent in the operation of our business. Having directors with experience and expertise in risk management allows the Board to provide guidance in its independent oversight of the design and implementation of our risk management framework.

	●	¡	¡	●	●	¡	●	¡		¡	●	●

Technology/Information Security/Cybersecurity

Experience with and understanding of technology, information systems and/or cybersecurity is important in overseeing our ongoing investment in and development of critical technology, as well as the security of our operations, assets and systems.

	●		¡	●	●		●	¡		¡	¡	●

Human Capital Management

Directors with an understanding of human capital management and compensation help the Board to effectively oversee our efforts to recruit, retain and develop key talent and provide valuable insight in determining compensation of the CEO and other executive officers.

	●	¡	●	●	●		●	●	¡	¡	¡	●

Commercial Real Estate/Market Knowledge

Directors with experience in commercial real estate in our service area provide insight into our strategic planning, risk management, our market area and the needs of the local communities we serve.

	●	●	●	●	¡	¡	¡	¡	●	¡	●	●

Public Company Governance

Knowledge of public company governance practices and policies assists the Board in considering and adopting corporate governance practices, interacting with stakeholders and understanding the impact of various policies on our business.

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

●	Technical or Managerial Expertise – derived from direct and hands-on experience or director managerial experience with the subject matter during his/her career.

¡	Working Knowledge – derived through Board or relevant committee membership at Sandy Spring or another company, executive leadership of a company in the relevant industry, consulting, investment banking, or private equity investing.

| Notice and Proxy Statement | 2022	5

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINATION PROCESS

The Nominating Committee is responsible for identifying, evaluating, and recommending to the Board a slate of nominees for election at each annual meeting of shareholders. All director nominees are expected to exhibit high standards of integrity and independence of thought and judgment, participate in a constructive and collegial manner, and be willing to devote sufficient time to carrying out the duties and responsibilities of a director.

The Nominating Committee assesses the skill areas currently represented on the Board, as well as those skill areas represented by directors expected to retire from the Board in the near future, against the skills matrix described above. The committee also considers recommendations from members of the Board regarding skills that could improve the overall ability of the Board to carry out its function. Based on this analysis, the committee targets specific skill areas or experience as the focus of consideration for new directors to join the Board.

The Nominating Committee also considers whether the candidate would enhance the diversity of the Board in terms of gender, ethnicity, race, experience and skills.

The Nominating Committee may retain an independent search firm to assist with identifying director candidates, and individual Board members are encouraged to submit potential nominees to the Chair of the Nominating Committee. The Nominating Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve its fees and the other terms of its engagement. Shareholders may also submit suggestions for qualified director candidates to the Corporate Secretary at Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832. Submissions should include information regarding a candidate’s background, qualifications, experience and willingness to serve as a director. The Nominating Committee has not adopted any specific procedures for considering the recommendation of director nominees by shareholders, but will consider shareholder nominees on the same basis as other nominees. Please see “Proposals for the 2023 Annual Meeting of Shareholders” on page 61 for important information for shareholders who intend to submit a director nomination for the 2023 annual meeting of shareholders.

VOTING STANDARD FOR UNCONTESTED ELECTIONS

With respect to the election of directors, a plurality of all the votes cast at the annual meeting will be sufficient to elect a nominee as a director. In an uncontested election, an incumbent director-nominee who receives a greater number of votes “withheld” than votes “for” will promptly tender his or her resignation following certification of the shareholder vote. The Nominating Committee will consider the resignation, taking into consideration any information it deems to be appropriate and relevant, and make a recommendation to the Board.

6	| Notice and Proxy Statement | 2022

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AND CONTINUING DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW AS A DIRECTOR.

CLASS III DIRECTOR-NOMINEES – FOR TERMS EXPIRING AT THE 2025 ANNUAL MEETING

MONA ABUTALEB

About

Ms. Abutaleb has been the Chief Executive Officer of Medical Technology Solutions, LLC, a provider of technology solutions for the healthcare industry, since December 2019. From 2013 to 2018, Ms. Abutaleb was the Chief Executive Officer of mindSHIFT Technologies, Inc., an IT outsourcing/managed services and cloud services provider, which was acquired by Ricoh Company, Ltd. in 2014. From 2006 to 2013, Ms. Abutaleb served as President and Chief Operating Officer of mindSHIFT. Ms. Abutaleb also served as Senior Vice President, Ricoh USA from 2015 to 2017 and Executive Vice President of Ricoh Global Services from 2017 to 2018. Ms. Abutaleb is also on the board of directors of Pentair plc (NYSE: PNR).

MARK C. MICKLEM

About

Mr. Micklem retired from Robert W. Baird & Co. Incorporated, in 2018 where he was a Managing Director and Head of Financial Services Investment Banking for 12 years. While at Baird, Mr. Micklem focused on providing capital financing and merger and acquisition advisory services to banks and other financial services companies. Prior to joining Baird, Mr. Micklem was head of the Financial Services Investment Banking Group at Legg Mason for 10 of his 21 years there. During his career, Mr. Micklem completed more than 250 financing and M&A advisory engagements for financial services companies.

| Notice and Proxy Statement | 2022	7

PROPOSAL 1: ELECTION OF DIRECTORS

CHRISTINA B. O’MEARA

About

Ms. O’Meara is president and founder of O’Meara Properties, a real estate brokerage, development, and management firm. She has extensive experience with commercial property and is a licensed real estate broker. Ms. O’Meara is an owner of Reliable Contracting Company and an officer of related companies. She is a former Legislation Committee chair for the Anne Arundel County Association of Realtors and a past land use chair for the Anne Arundel Trade Council. Ms. O’Meara is active in the global community to support education and basic needs for children. She currently serves as a director of Kaleidoscope Child Foundation.

INCUMBENT CLASS I DIRECTORS – TERMS EXPIRING AT THE 2024 ANNUAL MEETING

RALPH F. BOYD

About

Mr. Boyd is the President and Chief Executive Officer for SOME, Inc. a Washington D.C. based inter-faith non-profit that provides emergency services, health care, substance abuse treatment and counseling, remedial education and employment training, and affordable housing with supportive services for vulnerable individuals and families in our nation’s capital. Formerly, Mr. Boyd was Sr. Resident Fellow for Leadership and Strategy at the Urban Land Institute (ULI) from 2018-2020, and was CEO of ULI Americas from 2017-2018. Prior to that Mr. Boyd was CEO of the Massachusetts Region of The American Red Cross from 2014-2017. He is a Harvard Law School graduate and previously served as Assistant Attorney General for Civil Rights under President Bush. From 2005 to 2012, Mr. Boyd also served variously as Chair, President and CEO of the Freddie Mac Foundation, Inc. Among other distinctions, Mr. Boyd currently serves as chair of the NHP Foundation, a national nonprofit developer and owner of multi-family affordable housing with resident services.

8	| Notice and Proxy Statement | 2022

PROPOSAL 1: ELECTION OF DIRECTORS

WALTER C. MARTZ II

About

Mr. Martz has practiced law for over 42 years and is currently the Managing Member of Walter C. Martz LLC, in Frederick, Md., a general law practice encompassing a broad spectrum of legal matters ranging from corporate matters and estate administration to complex real estate and commercial banking transactions. Mr. Martz has also served on the Maryland Tax Court located in Baltimore since 1980 and is currently the Chief Judge. Mr. Martz was a co-founder, director and vice chair of the board of BlueRidge Bank, which merged with Revere Bank in 2016.

MARK C. MICHAEL

About

In 2021, Mr. Michael became a Fellow at the Harvard Advanced Leadership Initiative located in Cambridge, Massachusetts. He is the co-founder of Occasions Caterers Inc., located in Washington, D.C. where he was CEO from 1986 to 2020 and remains a senior advisor. He also founded Protocol Staffing Services LLC, as well as Menus Catering, Inc. Mr. Michael was formerly on the President’s Council for Higher Achievement Program, and also served on the board of directors of DC Central Kitchen. He is a member of the US Chamber of Commerce, the Greater Washington Board of Trade, the Washington Convention and Visitors Bureau, and the International Society of Event Specialists.

| Notice and Proxy Statement | 2022	9

PROPOSAL 1: ELECTION OF DIRECTORS

ROBERT L. ORNDORFF

About

Mr. Orndorff is the founder and President of RLO Contractors, Inc., a leading residential and commercial excavating and grading company in central Maryland established in 1976. In 2002, RLO expanded to include a products division that provides aggregate, mulch, and specialized soil mixes including locally finished compost products. Mr. Orndorff’s experience in building a highly successful business with a strong reputation for quality, teamwork, and integrity is a testament to his leadership ability that is also strongly aligned with our culture and values.

DANIEL J. SCHRIDER

About

Mr. Schrider has been part of Sandy Spring Bank for more than 30 years. He joined our company in 1989 as a commercial lender, he become an executive and Sandy Spring Bank’s Chief Credit Officer in 2003, and he was named President and Chief Executive Officer in 2009. Mr. Schrider holds a bachelor’s degree from the University of Maryland and an MBA from Mount St. Mary’s University. Mr. Schrider is also a graduate of the American Bankers Association Stonier Graduate School of Banking. A leader among community bankers, Mr. Schrider has served previously as a director of the American Bankers Association, the chair of the Maryland Bankers Association, and a chair of the Stonier Graduate School of Banking Advisory Board.

10	| Notice and Proxy Statement | 2022

PROPOSAL 1: ELECTION OF DIRECTORS

INCUMBENT CLASS II DIRECTORS – TERMS EXPIRING AT THE 2023 ANNUAL MEETING

MARK E. FRIIS

About

Mr. Friis is currently the chair of Rodgers Consulting, Inc., having previously served as the firm’s President and CEO from 2001-2016. Headquartered in Germantown, Maryland, Rodgers Consulting is a land development planning and engineering firm; specializing in town planning, urban design, development entitlements, site engineering and natural resource management for developers, builders, institutions and corporations in the suburban Maryland region. Mr. Friis is a member of the Urban Land Institute, the Maryland Building Industry Association, and the American Planning Association. He holds an undergraduate degree from the University of Maryland and a graduate degree from Hood College, where he currently serves on the Board of Trustees.

BRIAN J. LEMEK

About

Mr. Lemek is the founder and owner of Lemek, LLC, the franchisee for Panera Bread bakery-cafes in the state of Maryland. Lemek, LLC currently owns and operates over 50 locations. In 2010, Mr. Lemek founded Lemek Slower Lower LLC, which owns six Panera Bread Cafes in Southern New Jersey and Delaware. Mr. Lemek currently serves on the board of trustees of his alma mater, Saint Ambrose University in Davenport, Iowa, where he chairs the Building & Grounds Committee.

| Notice and Proxy Statement | 2022	11

PROPOSAL 1: ELECTION OF DIRECTORS

PAMELA A. LITTLE

About

Ms. Little is the Chief Financial Officer of Nathan, Inc., a private international economic and analytics consulting firm that works with government and commercial clients around the globe. From 2014 to 2018, she was the Executive Vice President and Chief Financial Officer of Modern Technology Solutions Inc., an employee-owned government contractor, for which she remains on the board of directors. Ms. Little has over 35 years of experience working with companies ranging from privately held start-up firms to large, publicly traded government contracting firms. Ms. Little also serves on the board of Excella, a management and technology consulting firm in Northern Virginia.

CRAIG A. RUPPERT

About

Mr. Ruppert is the founder, President and CEO of The Ruppert Companies, which is comprised of Ruppert Landscape, Inc., one of the largest commercial landscape construction and management companies in the US, located in seven states and the District of Columbia; Ruppert Nurseries, Inc., a premier large-caliper wholesale tree growing and moving operation in the eastern US; and Ruppert Properties, LLC, an industrial and office property development and management company in the Washington/Baltimore metropolitan region. A noted entrepreneur and philanthropist, Mr. Ruppert was inducted into the Washington Business Hall of Fame in 2021.

12	| Notice and Proxy Statement | 2022

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We are committed to strong corporate governance practices that promote the long-term interests of our shareholders and strengthen the accountability of our Board and management.

Our governance framework is set forth in our Corporate Governance Policy, committee charters and other key governance documents, which we review and modify on a regular basis to reflect best practices, recent developments, and legal and regulatory requirements. Our Corporate Governance Policy, committee charters and other key governance documents are available on our website at www.sandyspringbank.com by selecting “Investor Relations” at the top of the page, then “Governance Documents” under “Governance Information.”

DIRECTOR INDEPENDENCE

Nasdaq Listing Rules require that a majority of our directors and each member of our Audit Committee, Compensation Committee and Nominating Committee be independent. In addition, our Corporate Governance Policy requires that not more than two of our directors be non-independent. A director may be determined to be independent only if the Board has determined that he or she has no relationship with the company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Nominating Committee advises and makes recommendations to the full Board regarding director independence. After considering the committee’s recommendation, the Board affirmatively determined that all current members of the Board, other than Mr. Schrider, are independent directors and independent for purposes of the committees on which they serve in accordance with applicable Nasdaq and Securities and Exchange Commission (SEC) independence rules and requirements. The Board determined that Mr. Schrider is not independent because he is the President and Chief Executive Officer of the company.

To determine the independence of the directors, the Board considered certain transactions, relationships, or arrangements between those directors, their immediate family members, or their affiliated entities, on the one hand, and the company, on the other hand. Certain directors, their respective immediate family members, and/or affiliated entities have deposit or credit relationships with, or received investment or wealth management services from, Sandy Spring Bank or one of its subsidiaries in the ordinary course of business. The Board determined that all of these transactions, relationships, or arrangements were made in the ordinary course of business, were made on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party, were not criticized or classified, non-accrual, past due, restructured or a potential problem, complied with applicable banking laws, and did not otherwise impair any director’s independence.

BOARD LEADERSHIP STRUCTURE

Our Board is led by the Chair. Under our Bylaws, the Chair is elected annually by the Board from among the directors and presides over each Board meeting and performs such other duties as may be incident to the office of the Chair. The Chair also chairs the Executive and Governance Committee (see Executive and Governance Committee description below), which is empowered to act on behalf of the Board between regular Board meetings.

Under our Corporate Governance Policy, we separate the roles of Chair and Chief Executive Officer. Separation of the Chair and Chief Executive Officer roles facilitates effective oversight and evaluation of the Chief Executive Officer’s performance and supports the Board’s independent oversight of the company’s performance.

| Notice and Proxy Statement | 2022	13

CORPORATE GOVERNANCE

BOARD COMMITTEES

The Board has five standing committees: Audit, Compensation, Executive and Governance, Nominating, and Risk. Each committee operates under a written charter, which may be found on our investor relations website at www.sandyspringbank.com.

| AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to assist the Board in fulfilling its oversight responsibility for:

•  the integrity of the company’s accounting and financial statements and reporting processes;

•  the qualifications, independence, and performance of the independent auditors; and

•  the qualifications and performance of the company’s internal audit function.

The Audit Committee is also responsible for:

•  the appointment, compensation, retention and oversight of the company’s independent auditors;

•  pre-approval of all audit and permissible non-audit services to be performed by the company’s independent auditors;

•  reviewing all major financial reports in advance of filing or distribution, including the company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings press releases; and

•  reviewing the effectiveness of the company’s system of internal controls.

All members are financially literate as required by the Nasdaq listing rules.

All members are independent and meet additional Nasdaq and SEC independence standards for audit committee members.

The Board has determined that Pamela A. Little and Mark C. Micklem are each an audit committee financial expert as defined by the SEC.

Committee Chair: Pamela A. Little

Other Committee Members
Brian J. Lemek Walter C. Martz, II Mark C. Micklem Robert L. Orndorff
Meetings in 2021: 8

| COMPENSATION COMMITTEE

The responsibilities of the Compensation Committee include:

•  developing our executive compensation philosophy and reviewing and approving compensation and benefit programs applicable to the company’s executive officers, including base salary, incentive compensation, equity awards, and retirement benefits.

•  reviewing and recommending to the Board the compensation of the company’s non-employee directors;

•  assessing whether the company’s compensation programs generally are designed in a manner that does not encourage or reward unnecessary or excessive risk-taking;

•  administering the company’s equity compensation plans;

•  oversight of the company’s human capital management strategy including initiatives on diversity, equity and inclusion, employee well-being and engagement; and

•  retaining and overseeing an independent compensation consultant to support the committee, approving related fees and engagement terms, and determining that the consultant’s work raises no conflicts of interest.

All members are independent and meet additional Nasdaq and SEC independence standards for compensation committee members.

Committee Chair: Ralph F. Boyd

Other Committee Members
Mona Abutaleb Brian J. Lemek Mark C. Michael Christina B. O’Meara Robert L. Orndorff
Meetings in 2021: 6

14	| Notice and Proxy Statement | 2022

CORPORATE GOVERNANCE

| EXECUTIVE AND GOVERNANCE COMMITTEE

The Executive and Governance Committee is authorized to exercise the authority of the Board between regular meetings, except to the extent limited by law or the company’s charter documents. The Executive and Governance Committee also oversees the company’s governance structure and practices.

The responsibilities of the Executive and Governance Committee include:

•  reviewing the company’s Corporate Governance Policy at least annually and making recommendations for updates;

•  reviewing the qualifications and independence of the directors as well as the composition of the Board and each committee’s membership;

•  oversight of the annual evaluation of the CEO and executive succession planning;

•  managing the Board’s process of annual evaluation;

•  oversight of ethics and business conduct; and

•  oversight of the company’s policies and practices on significant issues of corporate social responsibility including environmental, social, and corporate governance (ESG) and sustainability.

All members are independent, except for Mr. Schrider.

Committee Chair: Robert L. Orndorff

Other Committee Members
Ralph F. Boyd Mark E. Friis Pamela A. Little Craig A. Ruppert Daniel J. Schrider
Meetings in 2021: 4

| NOMINATING COMMITTEE

The responsibilities of the Nominating Committee include:

•  reviewing the composition of the Board at least annually to ensure the Board reflects the desired skills, experience, diversity, and other qualifications as well as affirming whether each director qualifies as “independent” as defined by Nasdaq Listing Rules;

•  recommending the appropriate size of the Board;

•  overseeing the Company’s policies and processes for identifying and reviewing director candidates;

•  engaging an outside search firm, as needed, to source qualified candidates;

•  identifying, screening and reviewing individuals qualified to serve as directors, consistent with the criteria developed and approved by the Board; and

•  recommending to the Board for approval the candidates for nomination for election or re-election by the shareholders.

All members are independent.

Committee Chair: Craig A. Ruppert

Other Committee Members
Ralph F. Boyd Mark E. Friis Pamela A. Little Robert L. Orndorff
Meetings in 2021: 2

| Notice and Proxy Statement | 2022	15

CORPORATE GOVERNANCE

| RISK COMMITTEE

The Risk Committee assists the Board in its oversight of the company’s enterprise risk management.

The responsibilities of the Risk Committee include:

•  monitoring the direction and trend of major risks relative to the our business operations and strategies;

•  reviewing and recommending to the Board updates to our enterprise risk management structure and risk appetite statement at least annually;

•  reviewing and approving significant risk management policies and controls that reflect our risk management philosophy, principles, and limits consistent with the risk appetite statement; and

•  receiving comprehensive reports on enterprise level risk exposures and measurements, including relevant forecast information, and risk management programs including cybersecurity, business continuity, vendor management, and regulatory compliance.

All members are independent, except for Mr. Schrider.

Committee Chair: Mark E. Friis

Other Committee Members
Mona Abutaleb Mark C. Micklem Robert L. Orndorff Daniel J. Schrider
Meetings in 2021: 6

BOARD OVERSIGHT OF RISK

We believe that a strong risk management culture is vital to the success of our business. To mitigate the risks inherent in our business, we foster a culture that makes managing risk everyone’s responsibility at all levels of the company.

We have implemented a formal risk management framework that establishes the program by which we identify, assess, measure, monitor, report and control risks across the company. The risk management framework is designed to link risk appetite, and related risk monitoring and reporting, with our business strategy and capital plans. The risk management framework describes our risk management approach, including the adoption of the three lines of defense risk model, and outlines our risk management governance structure, including the roles of the Board, management, lines of business and internal audit. The Risk Committee reviews the risk management framework at least annually, or more often as needed to address changes in the company’s risk profile or risk management best practices.

We have also adopted a risk appetite statement that identifies the level of risk we are willing to accept in pursuit of our strategic objectives. The company’s risk appetite is articulated through qualitative statements and quantitative metrics that cover the broad array of risks relevant to the company, including credit, market, liquidity, capital, operational, strategic and reputational risks. The Board reviews and approves our risk appetite statement annually. On a quarterly basis, we evaluate the risks facing the company and our risk appetite metrics against the risk appetite statement to ensure that the operations of the company align with the company’s risk appetite.

16	| Notice and Proxy Statement | 2022

CORPORATE GOVERNANCE

The Board is responsible for overseeing the company’s risk management processes by informing itself about our material risks and evaluating whether management has reasonable risk management and control processes in place to address those risks. The Board oversees risk management through the actions of the full Board, including approval and oversight of the company’s risk appetite statement, strategic plan, capital plan and financial plan, and the activities of its committees, principally the Risk Committee, Audit Committee and Compensation Committee.

Board of Directors

Risk Committee

The Risk Committee has primary responsibility for overseeing our risk management framework. The committee reviews and approves the company’s risk appetite statement, key risk management policies and the charter of the Executive Risk Committee, monitors compliance with the risk management framework and risk limits, and oversees the work of the company’s risk management function. The committee oversees credit risk, including lending and credit policies and asset quality, financial risk, including interest rate risk, liquidity risk, capital risk and market risk, and operational risk, including compliance risk, business continuity planning, information and cyber security risk, and third-party risk. The committee receives a quarterly enterprise risk report as well as regular updates on key and emerging risks. The Risk Committee reports regularly to the Board regarding material matters discussed at meetings of the Risk Committee, as well as the current status of risk and action items.

Audit Committee

The Audit Committee plays a significant role in the Board’s exercise of its risk oversight responsibilities. This committee has primary oversight of risks arising from the company’s financial reporting, internal control processes and public disclosure. The Audit Committee reviews management’s assessment of the company’s internal control over financial reporting, meets regularly with the company’s independent auditors to discuss the results of their quarterly reviews and annual audit, and receives internal audit reports that enable it to monitor operational risk throughout the company. To ensure candid reporting, the Audit Committee meets in separate executive sessions with the company’s independent auditors and Chief Internal Auditor. The committee coordinates any substantive or systemic findings with the Risk Committee through a liaison member who serves on both committees. The Audit Committee regularly reports to the full Board on its risk management activities.

Compensation Committee

The Compensation Committee has primary oversight of risks arising from the company’s incentive compensation plans and programs. On an annual basis, the committee receives a risk assessment that enables the committee to determine whether our incentive compensation plans and programs create risks that are likely to have a material adverse effect or would encourage excessive risk-taking.

Board Oversight of Cybersecurity Risk

Our Board recognizes the company’s responsibility to protect the data provided by its clients and employees, understands how cyber risks could disrupt the company’s operations, and is cognizant of the increasing risks and threats associated with the use of digital technology. Through the efforts of the Risk Committee, the Board oversees the company’s continuing efforts to strengthen its information security infrastructure and staffing and enhance its technology controls and cybersecurity defenses.

As part of its oversight of operational risk, the Risk Committee is responsible for the oversight of information security and cybersecurity risk management. Our Chief Information Security Officer regularly reports to the Risk Committee on security events, testing, training, audits, new system assessments and vendor performance. These reports address topics such as the threat environment and vulnerability assessments, results of penetration testing, results of key cyber risk indicators and performance metrics, and the company’s efforts to detect, prevent and respond to internal and external critical threats. The Risk Committee receives periodic updates on information security risk, the maturity of the company’s information security program, and updates on related investments and results. On an annual basis, the Risk Committee reviews and approves our information security program and information security policy.

| Notice and Proxy Statement | 2022	17

CORPORATE GOVERNANCE

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

Strengthening our communities through our products and services, investing in our communities and serving our neighbors and friends has always been at the heart of our mission as a community financial institution. As investors and the business community coalesce around the importance of environmental, social and governance issues (ESG), we are developing an approach to corporate and environmental sustainability that aligns with the nature of our business and the evolution of ESG principles in the financial services industry. In 2021, we published our inaugural Corporate Responsibility Report, which summarizes our efforts and performance on ESG matters that we and our stakeholders view as among the most important to our business.

The Board has responsibility for overseeing policies, programs and strategies related to ESG matters and receives updates, at least annually, from management on ESG matters, including investor sentiment, our Corporate Responsibility Report, and ESG initiatives. Board committees also play an important role in oversight of ESG matters. The Executive and Governance Committee oversees the company’s policies and practices on significant issues of corporate social responsibility and sustainability. The Compensation Committee assists the Board in the oversight of the company’s human capital management strategy, including strategies and initiatives on diversity, equity, and inclusion, employee well-being and engagement.

ENVIRONMENT

We recognize that we all have a role to play in environmental sustainability and combatting climate change. We foster sustainability by:

•  embracing digital tools to reduce paper usage and reliance on paper intensive processes

•  reducing waste and energy and resource usage in our facilities

•  financing clean energy and energy efficiency projects

SOCIAL

We believe that all members of our communities should have the opportunity to enjoy prosperous and fulfilling lives and that our success should enrich all stakeholders. We help lift up our clients and our communities by:

•  making financial products and services accessible and affordable

•  supporting area non-profit organizations that promote affordable housing, financial literacy, education, and health and wellness

•  volunteering with organizations across our footprint

PEOPLE

Attracting, retaining and developing a diverse, highly skilled workforce where employees feel included, respected and valued is key to our ability to deliver a remarkable client experience. We create a great place to work by:

•  building a diverse and inclusive workplace where all backgrounds, experience, interests and skills are respected, appreciated and encouraged

•  providing employees with opportunities to advance and grow their careers with our company through systematic talent management, career development and succession planning

•  delivering competitive compensation and benefits that exceed expectations

GOVERNANCE

We believe in strong governance and a culture of ethics and integrity in all that we do. We live these principles by:

•  adopting a Corporate Governance Policy that promotes sound and effective governance

•  adhering to a Code of Ethics and Business Conduct that sets expectations aligned with our core values

•  creating a culture of risk management in which managing risk is everyone’s responsibility at all levels of the company

18	| Notice and Proxy Statement | 2022

CORPORATE GOVERNANCE

2021 ESG HIGHLIGHTS

$494K donated to 110 local nonprofits	Financing clean energy through Montgomery County Green Bank and DC Green Bank

over 6,000 employee volunteer hours	Lent $307M to first-time home buyers
59% women in workforce	Launched formalized mentor program for diverse leaders	Paid over $475K in COVID-19 leave benefits
38% people of color in workforce		$1.6B Paycheck Protection Program Loans
115 tons paper recycled		$15 minimum wage

For more detailed information, please see our Corporate Responsibility Report, which is available on our website at www.sandyspringbank.com. Information on our website is not incorporated by reference into this proxy statement. Additional disclosures about human capital management can be found in our 2021 Annual Report on Form 10-K filed with the SEC.

BOARD SELF-ASSESSMENT

The Board has established an annual self-assessment process that evaluates a different aspect of the Board’s effectiveness each year. On a rotating basis, the directors evaluate the Board as a whole, the Board committees, and individual director performance. The self-assessment process, which is managed by the Executive and Governance Committee, involves completion of annual surveys, review and discussion of the results of the surveys by both the committee and the full Board, as well as with individual directors in the case of peer evaluations, and communication of feedback to management to improve policies, processes and procedures to support Board and committee effectiveness. In 2021, the Board completed an evaluation of the Board as a whole.

BOARD EDUCATION

We believe that continuing director education is essential to the ability of directors to fulfill their roles. We provide both internal and external educational opportunities and association memberships for our directors. We encourage directors to participate in external continuing director education programs, and we reimburse directors for their expenses associated with such activities. Continuing director education also is provided during Board meetings and as stand-alone information sessions outside of meetings. Our Board hears from management as well as from subject matter experts on corporate governance and other matters relevant to Board service, including matters related to the financial services industry.

BOARD AND COMMITTEE MEETING ATTENDANCE

During 2021, the Board held nine regular meetings and one special meeting. Directors are expected to attend at least 80% of Board meetings and meetings of the committees upon which they serve. In 2021, directors attended 99% of total Board and committee meetings, and each of the directors attended at least 75% of the total meetings of the Board and the committees on which he or she served in 2021.

| Notice and Proxy Statement | 2022	19

CORPORATE GOVERNANCE

ANNUAL MEETING ATTENDANCE

Directors are expected to attend the company’s annual meeting of shareholders. All of our directors serving at the time of the 2021 annual meeting attended the 2021 virtual annual meeting via teleconference.

CODE OF ETHICS AND BUSINESS CONDUCT

Our Board has adopted a Code of Ethics and Business Conduct (the Code) applicable to all directors, officers, and employees of the company. The Code of Ethics and Business Conduct may be found on our investor relations website at www.sandyspringbank.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code that is required to be disclosed under the applicable rules of the SEC, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

STOCK OWNERSHIP REQUIREMENTS FOR DIRECTORS

Our Corporate Governance Policy requires that directors own the lesser of 5,000 shares of company stock or company stock with a market value of $175,000 by January 1 following the director’s fifth anniversary of service. Unvested shares of restricted stock and restricted stock units count towards the satisfaction of the ownership requirement. Directors are expected to retain the shares of company stock they receive pursuant to their service as a Board member for so long as they serve as a director. All of the directors exceed the minimum ownership requirements of the policy.

PROHIBITION ON HEDGING AND PLEDGING

Under our Insider Trading Policy, our directors, officers and employees may not at any time buy or sell options on company securities or other derivative securities that reference company securities and may not enter into hedging or similar transactions that are designed to offset any decrease in the market value of company securities. In addition, our directors and executive officers are prohibited from trading company securities on margin, borrowing against any account in which company securities are held, or pledging company securities as collateral for any loan. Our policy also prohibits directors and executive officers from engaging in short sales of company stock.

20	| Notice and Proxy Statement | 2022

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our shareholders. We compensate our non-employee directors with a combination of cash and equity awards. Directors who are employees of our company do not receive additional compensation for their service as Board members.

The Compensation Committee periodically reviews the director compensation program and recommends changes for approval by the Board. The Compensation Committee did not recommend any changes to our director compensation program for 2021.

CASH COMPENSATION

Non-employee directors received cash compensation in 2021 as follows:

Annual cash retainer per director	$30,000

Additional cash annual retainer for Board and committee chairs

Chair of Board	$40,000

Audit Committee	$15,000

All other committees	$10,000

Board meeting attendance fee (per meeting)	$1,200

Attending an in-person Board meeting by phone	$500

Committee meeting attendance fee (per meeting)	$1,000

Directors are not paid for limited-purpose teleconference meetings, and members of the Nominating Committee are not paid when the Executive and Governance Committee meets on the same day. All directors of our company also serve as directors of Sandy Spring Bank, for which they do not receive any additional compensation.

EQUITY COMPENSATION

On April 28, 2021, each director received a grant of restricted stock units valued at approximately $35,000. The restricted stock units will vest over three years in equal increments, and vesting accelerates upon the permanent departure from the Board other than removal for just cause.

DEFERRED FEE ARRANGEMENTS

Directors are eligible to defer all or a portion of their fees under the Director Deferred Fee Plan. The amounts deferred accrue interest at 120% of the long-term Applicable Federal Rate, which is not considered “above market” or preferential. Except in the case of financial emergency, deferred fees and accrued interest are payable only following termination of a director’s service, at which time the director’s deferral account balance will be paid in a lump sum. Mr. Orndorff is a party to a Directors’ Fee Deferral Agreement, under which deferrals ceased in 2004, pursuant to which his beneficiary would receive a death benefit equal to the greater of the projected retirement benefit or the combined deferral account balance under the two fee deferral arrangements should his death occur while actively serving as a member of the Board.

| Notice and Proxy Statement | 2022	21

DIRECTOR COMPENSATION

2021 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table shows the compensation received during 2021 by our non-employee directors.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

Mona Abutaleb	51,800	35,043	2,616	89,459

Ralph F. Boyd	58,800	35,043	2,616	96,459

Mark E. Friis	61,800	35,043	5,016	101,859

Brian J. Lemek	47,800	35,043	2,223	85,066

Pamela A. Little	63,800	35,043	2,616	101,459

James J. Maiwurm(4)	5,400	—	708	6,108

Walter C. Martz, II	44,100	35,043	3,423	82,566

Mark C. Michael	44,800	35,043	2,616	82,459

Mark C. Micklem	50,800	35,043	2,813	88,656

Gary G. Nakamoto(5)	38,800	35,043	1,485	75,328

Christina B. O’Meara	44,800	35,043	2,223	82,066

Robert L. Orndorff	108,800	35,043	2,616	146,459

Craig A. Ruppert	54,800	35,043	2,616	92,459

(1)	All or a portion of the reported cash compensation may be deferred under the Director Fee Deferral Plan.

(2)

On April 28, 2021, each director serving at the time was granted 769 restricted stock units. The value reported represents the grant date fair value of the award computed in accordance with FASB ASC Topic 718, and based on a grant date stock price of $45.57 per share. On December 31, 2021, each non-employee director had 334 shares of restricted stock and 1654 restricted stock units with the exception of Mr. Micklem who had 2,154 restricted stock units, and Ms. O’Meara, Mr. Lemek, and Mr. Martz who had 1800 restricted stock units.

(3)	Amounts in this column represent dividends paid on restricted stock, dividend equivalents paid on restricted stock units and meeting fees for attendance at advisory board meetings.

(4)	Mr. Maiwurm retired from the Board effective April 28, 2021 at which time his outstanding restricted stock vested.

(5)	Mr. Nakamoto died on June 22, 2021.

22	| Notice and Proxy Statement | 2022

TRANSACTIONS WITH RELATED PERSONS

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a written policy and procedures for the review, approval or ratification of transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest. Related persons include directors and executive officers of the company and members of their immediate families. To help identify related person transactions and relationships, each director and executive officer completes a questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or is proposed to have with the company. The policy applies to any transaction in which our company is a participant, any related party has a direct or indirect material interest, and the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of SEC Regulation S-K, including banking, insurance, trust and wealth management services provided to related parties on substantially the same terms for comparable services provided to unrelated third parties. In addition, loans to related parties are excluded from the policy, but only if the loan (i) is made in the ordinary course of business, (ii) is on market terms or terms that are no more favorable than those offered to unrelated third parties, (iii) when made does not involve more than the normal risk of collectability or present other unfavorable features, (iv) would not be disclosed as nonaccrual, past due, restructured or a potential problem loan, and (v) complies with applicable law.

The Audit Committee, with assistance from our General Counsel, is responsible for reviewing and, where appropriate, approving or ratifying any related person transaction involving our company or its subsidiaries and related parties.

As required by federal regulations, extensions of credit by Sandy Spring Bank to directors and executive officers are subject to the procedural and financial requirements of Regulation O of the Board of Governors of the Federal Reserve System, which generally require advance approval of such transactions by disinterested directors. Extensions of credit to our directors or officers are subject to approval by the disinterested members of the Board per the terms of Regulation O and our policy.

| Notice and Proxy Statement | 2022	23

STOCK OWNERSHIP INFORMATION

STOCK OWNERSHIP INFORMATION

5% OWNERS OF COMPANY STOCK

The following table provides information about those holders known to us to be the beneficial owners of 5% or more of our outstanding shares of common stock as of December 31, 2021.

Name and Address	Number of Shares	Percentage of Common Stock Outstanding

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	4,352,382(1)	9.6%

T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	2,910,314(2)	6.4%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	2,480,515(3)	5.5%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Austin, TX 78746	2,425,462(4)	5.3%

(1)

According to the Schedule 13G/A filed by Blackrock, Inc., with the SEC on February 1, 2022, BlackRock, Inc., had sole voting power with respect to 4,037,072 shares and sole dispositive power with respect to 4,352,382 shares.

(2)

According to the Schedule 13G/A filed by T. Rowe Price Associates, Inc., with the SEC on February 14, 2022, T. Rowe Price Associates, Inc. had sole voting power with respect to 760,162 shares, and sole dispositive power with respect to 2,910,314.

(3)

According to the Schedule 13G/A filed by The Vanguard Group, with the SEC on February 10, 2022, The Vanguard Group had shared power to vote 42,321 shares, sole dispositive power with respect to 2,398,093, and shared dispositive power with regard to 82,422 shares.

(4)

According to the Schedule 13G/A filed by Dimensional Fund Advisors LP on February 8, 2022, Dimensional Fund Advisors had sole voting power with respect to 2,372,470 shares and sole dispositive power with respect to 2,425,462 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported are owned by the Funds. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities.

24	| Notice and Proxy Statement | 2022

STOCK OWNERSHIP INFORMATION

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of February 16, 2022, with respect to the shares of common stock beneficially owned by each director and director-nominee, by the 2021 named executive officers, and by all directors and executive officers as a group. No individual holds more than 1% of the total outstanding shares of common stock. All directors and executive officers as a group beneficially own 3.2% of our outstanding common stock.

Name	Shares Owned(1)(2)	Restricted Stock Awards(3)	Right to Acquire(4)	Total Beneficial Ownership	Additional Stock Units(5)	Total

Mona Abutaleb	4,538	334	442	5,314	1,212	6,526

Ralph F. Boyd	7,500	334	442	8,276	1,212	9,488

Mark E. Friis(6)	44,477	334	442	45,253	1,212	46,465

Brian J. Lemek	252,072	—	515	252,587	1,285	253,872

Pamela A. Little	26,578	334	442	27,354	1,212	28,566

Walter C. Martz II(7)	30,427	—	515	30,942	1,285	32,227

Mark C. Michael	23,670	334	442	24,446	1,212	25,658

Mark C. Micklem	12,963	—	942	13,905	1,212	15,117

Christina B. O’Meara(8)	44,954	334	515	45,469	1,285	46,754

Robert L. Orndorff(9)	168,011	334	442	168,787	1,212	169,999

Craig A. Ruppert	106,618	334	442	107,394	1,212	108,606

Daniel J. Schrider (10)	99,496	24,410	—	123,906	21,914	145,820

Philip J. Mantua(11)	55,330	9,389	—	64,719	8,396	73,115

Joseph J. O’Brien, Jr.(12)	51,748	12,021	—	63,769	11,075	74,844

Kenneth C. Cook (13)	216,514	6,264	109,027	331,805	7,829	339,634

R. Louis Caceres	36,556	8,673	—	45,229	7,554	52,783

All directors and all executive officers as a group (21 persons)	1,237,642	91,369	115,419	1,444,430	91,184	1,535,614

(1)

Under the rules of the SEC, an individual is considered to “beneficially own” any share of common stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security.

(2)	Only whole shares appear in the table. Fractional shares that may arise from reinvested dividends are not shown.

(3)	Includes restricted stock awards as to which the holder has voting power.

(4)

Includes shares that the named individual or group has the right to acquire through the exercise of vested stock options and shares that the named individual or group has the right to acquire through the vesting of restricted stock units within 60 days of February 16, 2022.

(5)	Includes restricted stock units and performance-based restricted stock units, reported at target levels, as to which no voting or investment power exists.

(6)	Includes 30,782 shares owned by Mr. Friis’ Living Trust for which Mr. Friis and his spouse share investing and voting power.

(7)	Includes 2,183 shares held in three trusts for which Mr. Martz is trustee. Mr. Martz has no pecuniary interest these holdings.

(8)	Includes 7,343 shares owned by Ms. O’Meara’s spouse

(9)	Includes 156,348 shares owned by trusts for which Mr. Orndorff and his spouse, as co-trustees, share investment and voting power.

(10)	Includes 6,671 shares held through employee benefit plans and 56 shares owned by Mr. Schrider’s son.

(11)	Includes 11,330 shares held through employee benefit plans.

(12)	Includes 5,491 shares held through employee benefit plans.

(13)	Includes 2,256 shares held through employee benefit plans.

| Notice and Proxy Statement | 2022	25

STOCK OWNERSHIP INFORMATION

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Specific dates for such filings have been established by the SEC, and we are required to report in this proxy statement any failure to file reports in a timely manner in 2021.

Based solely on the review of the copies of forms we have received and written representations from each person, all the executive officers and directors have complied with filing requirements applicable to them with respect to transactions during 2021 with the single exception of a Form 4 for Gary J. Fernandes reporting the withholding of shares upon the vesting of restricted stock awards that was filed late due to delay in receiving EDGAR access codes from the SEC.

26	| Notice and Proxy Statement | 2022

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This section describes our executive compensation philosophy, the material components of our compensation program, and the factors used for determining compensation earned by the following persons who were our named executive officers, or “NEOs,” in 2021:

Daniel J. Schrider

President and Chief Executive Officer

Philip J. Mantua

Executive Vice President and Chief Financial Officer

Joseph J. O’Brien, Jr.

Executive Vice President and Chief Banking Officer

Kenneth C. Cook

Executive Vice President and President of Commercial Banking

R. Louis Caceres

Executive Vice President and Chief Wealth Officer

Each of our NEOs is a member of our Executive Leadership Team, which includes other key members of our senior management.

This discussion should be read in conjunction with the compensation tables and accompanying narrative starting on page 42.

|	1. EXECUTIVE SUMMARY	28
	2021 Corporate Performance	28
	Executive Compensation Philosophy	28
	2021 Compensation Highlights	29
	Target Compensation Mix	29
	“Say on Pay” Results	29
	Compensation and Governance Practices	30
|	2. COMPENSATION COMPONENTS	31
	Executive Compensation Program Elements	31
|	3. EXECUTIVE COMPENSATION GOVERNANCE AND PROCESS	31
	Executive Compensation Process	31
	Peer Group	32
|	4. 2021 COMPENSATION	33
	Base Salary	33
	2021 Target Award Opportunities	33
	Annual Incentive Compensation	33
	Long-term Incentive Compensation	37
	Executive Incentive Retirement Plan	38
|	5. OTHER COMPENSATION PROGRAMS AND POLICIES	39
	Other Compensation Elements	39
	Employment and Change in Control Agreements	40
	Executive Compensation Policies	40
	Compensation Risk Assessment	40
	Tax Considerations	40

| Notice and Proxy Statement | 2022	27

COMPENSATION DISCUSSION AND ANALYSIS

1. EXECUTIVE SUMMARY

  2021 CORPORATE PERFORMANCE

2021 was a year of strong financial performance in a challenging operating environment. We began the year by supporting our clients with an additional $469 million of Paycheck Protection Program (PPP) loans, bringing our total PPP loan originations to over $1.6 billion. As the year progressed and COVID-19 vaccines became widely available, the economy rebounded and loan demand returned. We reopened our branch lobbies – which had been operating on an appointment only basis – in June and began phasing in our return to office plans in early July, with a full return to office as of November 1. Despite the challenges of the operating environment, we generated strong return metrics while making significant strides in our technology and digital investments.

Core Earnings* $212M Core earnings, which exclude provision expense and non-recurring and non-cash items, increased 12% over 2020.	Loans $10.0B Excluding PPP loans, loans grew 5% in 2021 as loan demand surged in the second half of the year.	Deposits $10.6B Deposits grew 6% in 2021, aided by our participation in the PPP program.

Non-GAAP Efficiency* 46.17% Our non-GAAP efficiency ratio improved from 46.53% in 2020 and was in the top quartile of our peers.	Core ROATCE* 18.93% Our core return on average tangible common equity was second highest among our peers.	Core ROAA* 1.65% Our core return on average assets was second highest among our peers.

Tangible Book Value* $24.90/share Tangible book value per share grew 10% in 2021.	Core EPS* $4.52/share Core earnings per share grew 5% over 2020.	Dividends $1.28/share We increased our dividend 7% from $1.20 in 2020.

*	Non-GAAP financial measure. See our 2021 Annual Report on Form 10-K for additional information and a reconciliation to the most directly comparable GAAP financial measure.

  EXECUTIVE COMPENSATION PHILOSOPHY

Our Compensation Committee is committed to rewarding executive management for the company’s performance achieved through planning and execution. We achieve our objectives through an executive compensation program that is aligned, balanced, and rewarding.

Aligned – Executive compensation must be aligned with the company’s strategic objectives, which state that the company will earn independence by creating franchise and shareholder value. In order to align compensation to this strategy, a significant portion of total compensation is tied to company performance, both absolute and relative.

Compensation must also be aligned with the competitive markets in order to attract and retain the talent, skills, and experience needed in executive management. The committee works with an independent compensation consultant to receive periodic analyses that benchmark compensation with market trends and practices.

Finally, compensation must align the interests of executives with those of shareholders to ensure that management will be rewarded for increasing shareholder value. To accomplish this, a significant portion of total compensation is in the form of equity.

Balanced – Executive compensation must balance a number of factors. Compensation should have a proper mix of fixed and variable elements, compensation arrangements should use multiple performance measures for balanced achievement, awards should balance short and long-term results with short and long-term career objectives, including retirement, and compensation must always balance risk with reward so as not to encourage excessive risk-taking.

Rewarding – Executive compensation must provide the means to attract, motivate, and retain the caliber of talent and leadership needed to support the company’s long record of growth and profitability. Compensation arrangements should motivate executives to work collaboratively and creatively to generate a high-level of synergistic performance by and among the officers and employees.

28	| Notice and Proxy Statement | 2022

COMPENSATION DISCUSSION AND ANALYSIS

  2021 COMPENSATION HIGHLIGHTS

Annual Incentive Payout – Annual incentive opportunities are provided to our executive officers under our Executive Team Incentive Plan (ETIP).

$266.1 million pre-provision net revenue	145% of Target Payout	2021 ETIP 130.61% of Target Payout
46.17% non-GAAP efficiency ratio	148% of Target Payout
Achievement of strategic initiatives	95% of Target Payout
Qualitative factors	110% of Target Payout

2019 - 2021 Performance Share Payout – Performance shares have a three-year performance period with cliff vesting at the end of the performance period.

64% 3-year total shareholder return	150% of Target Payout	2019 Performance Shares 150.00% of Target Payout
$11.54 3-year adjusted EPS	150% of Target Payout

  TARGET COMPENSATION MIX

We tie pay to performance by structuring a significant portion of our executives’ pay as at-risk compensation (63% for CEO; 56% for other NEOs), and we align the interests of our executives with those of our shareholders by delivering a meaningful portion of our executives’ pay in the form of equity compensation (32% for CEO; 27% for other NEOs). Annual incentives are paid under the ETIP and the Executive Incentive Retirement Plan (EIRP). Equity awards are granted in the form of performance-based restricted stock units (PRSUs) and time-based restricted stock awards (RSAs).

  “SAY ON PAY” RESULTS

At each annual meeting of shareholders, we ask our shareholders to vote on a non-binding resolution to approve the compensation for our named executive officers, commonly referred to as a “say on pay” vote. At our 2021 annual meeting, over 97% of the shares voted were voted “for” the proposal. The committee considered this result and, in light of the strong support for our executive compensation program, did not make any significant changes to our executive compensation program.

| Notice and Proxy Statement | 2022	29

COMPENSATION DISCUSSION AND ANALYSIS

  COMPENSATION AND GOVERNANCE PRACTICES

Our executive compensation programs have strong governance components that support the pay-for-performance philosophy of our Compensation Committee and align the executive compensation program with the long-term interests of our shareholders.

I AT SANDY SPRING WE		I WE DO NOT

✓	Use an independent compensation consultant that is retained by and reports to the Compensation Committee	✗	Provide tax gross-ups to executive officers

✓	Tie a significant portion of executive compensation to performance	✗	Provide “single-trigger” vesting of equity awards upon a change in control

✓	Require a minimum performance threshold be attained before any incentive compensation is paid	✗	Provide “single trigger” severance upon a change in control

✓	Impose maximum caps on incentive compensation	✗	Provide excessive perquisites

✓	Tie incentive compensation to a clawback policy	✗	Permit hedging or pledging of Sandy Spring stock

✓	Require significant stock ownership by our named executive officers, including 4x base salary for our CEO and 2x base salary for our other executive officers	✗	Encourage excessive risk-taking through our compensation programs

✓	Conduct an annual risk assessment of our compensation programs	✗	Provide supplemental executive retirement plans

30	| Notice and Proxy Statement | 2022

COMPENSATION DISCUSSION AND ANALYSIS

2. COMPENSATION COMPONENTS

  EXECUTIVE COMPENSATION PROGRAM ELEMENTS

The compensation elements for 2021 included base salary, annual incentive, long-term incentive (equity) and a contribution to a deferred compensation plan as shown in the following table and described further herein. These elements did not change in 2021.

	Description/Objectives	Performance Rewarded	Form and Timing of Payment

Base Salary	Fixed base of cash compensation reflective of each executive’s role, performance, skills and contributions	Recognizes each executive’s individual performance and contribution in his/her role	Paid in cash bi-weekly

Annual Incentive (ETIP)	Variable payment based on achievement of performance metrics aligned with company strategy	Measured over a one-year period: • Pre-provision net revenue • Non-GAAP efficiency ratio • Strategic initiatives • Qualitative factors	Paid in cash after the end of the fiscal year

Long-term Incentive PRSUs (50%) RSAs (50%)	Performance-based restricted stock units intended to incentivize performance against metrics aligned with strategic long-term goals	Measured over a three-year period: • Relative return on average tangible common equity • Relative total shareholder return	Paid in shares after the end of three-year performance period
	Time-based restricted stock intended to align executives’ interests with shareholder interests and promote retention	Value realized depends on stock price performance	Paid in shares pro-rata over three-year vesting period

Executive Incentive Retirement Plan (EIRP)	Variable contribution to deferred compensation plan based on annual performance rewards superior performance relative to peers	Relative return on average assets	Contribution allocated after the end of the fiscal year

3. EXECUTIVE COMPENSATION GOVERNANCE AND PRACTICES

  EXECUTIVE COMPENSATION PROCESS

Role of the Compensation Committee – The Compensation Committee, which consists entirely of independent directors, is responsible for establishing and approving compensation for all executive officers, including our CEO and other NEOs, and for overseeing and administering our executive compensation program, which includes establishing performance goals for our incentive compensation plans, annually approving a peer group of companies used to benchmark compensation of our executive officers, and administering our equity and retirement plans.

The chair of the committee reports committee actions to the Board following each committee meeting.

The committee retains the discretion to decrease ETIP payouts based on significant individual or company performance shortfalls, as well as risk, compliance and regulatory matters.

Role of Compensation Consultant – The committee engages an independent executive compensation consultant to provide commentary, analysis and expertise relating to executive compensation. Since 2017, the committee has engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consultant.

Representatives of Meridian attend and participate in committee meetings and executive sessions at which executive compensation matters are considered, and Meridian performs various analyses for the committee, including peer group benchmarking and analyses regarding the alignment of pay and performance.

| Notice and Proxy Statement | 2022	31

COMPENSATION DISCUSSION AND ANALYSIS

The committee has sole authority and discretion to retain and terminate Meridian and to approve the fees, scope and other terms of Meridian’s engagement, with full funding provided by the company.

The committee annually reviews the independence of Meridian in light of SEC rules and Nasdaq Listing Rules regarding compensation consultant independence and has affirmatively concluded that Meridian is independent from the company and has no conflicts of interest relating to its engagement by the committee.

Role of Management – Our CEO supports the committee’s process for determining executive compensation. In 2021, our CEO presented to the committee specific recommendations for all executive officers, other than himself. In making his compensation recommendations for each of the executive officers, our CEO considers individual performance, contributions toward our long-term performance, the scope of each individual’s responsibilities, and market data provided by the committee’s independent compensation consultant. Exercising its independent judgment, the committee made final decisions for 2021 compensation opportunities. Our CEO does not make recommendations with respect to his own compensation or participate in the deliberations regarding the setting of his own compensation. Decisions related to the CEO’s 2021 compensation opportunities were made independently by the committee in consultation with Meridian.

  PEER GROUP

The Compensation Committee uses a peer group to perform assessments of executive compensation as well as to measure performance under annual and long-term incentive plans. The committee reviews compensation data from our peers along with pay survey data in establishing base salaries, target pay opportunities and the amount and mix of annual and long-term incentive awards for our executive officers.

The committee approves a group of publicly traded banks and bank holding companies each year to serve as the peer group. For 2021, the committee, with input and advice from Meridian, selected publicly traded companies with assets between approximately $6.5 to $30 billion (approximately one-half to two times the company’s assets) from the Mid-Atlantic region plus Connecticut, Massachusetts, North Carolina, Ohio, Virginia and West Virginia. The median asset size of the peer group was $13.3 billion, placing the company at the 51st percentile, based on assets as of June 30, 2020. Compared to our prior peer group, Investors Bancorp, Inc. and ConnectOne Bancorp, Inc. were added and Flushing Financial Corporation was removed to better align the company’s asset size with the peer group median. The 2021 peer group was comprised of the following 20 companies:

Atlantic Union Bankshares Corp. (AUB)	Independent Bank Corp. (INDB)

Berkshire Hills Bancorp, Inc. (BHLB)	Investors Bancorp, Inc. (ISBC)

Brookline Bancorp, Inc. (BRKL)	NBT Bancorp, Inc. (NBTB)

Community Bank System, Inc. (CBU)	OceanFirst Financial Corp. (OCFC)

ConnectOne Bancorp, Inc. (CNOB)	Park National Corporation (PRK)

Customers Bancorp, Inc. (CUBI)	S&T Bancorp, Inc. (STBA)

Eagle Bancorp, Inc. (EGBN)	TowneBank (TOWN)

First Commonwealth Financial Corp. (FCF)	United Bankshares, Inc. (UBSI)

First Financial Bancorp (FFBC)	Wesbanco, Inc. (WSBC)

Fulton Financial Corporation (FULT)	WSFS Financial Corporation (WSFS)

The committee determined that this peer group would be used for the relative performance comparisons in the ETIP, 2021 PRSUs and the EIRP.

32	| Notice and Proxy Statement | 2022

COMPENSATION DISCUSSION AND ANALYSIS

4. 2021 COMPENSATION

  BASE SALARY

In determining base salaries, the committee considers the executive’s qualifications and experience, scope of responsibilities, the goals and objectives established for the executive, and the executive’s past performance. The committee seeks to pay a base salary, commensurate with the individual’s experience and performance, at market competitive levels. Mr. Schrider recommended base salaries for executive officers other than himself, and the committee determined Mr. Schrider’s salary. The resulting salary adjustments, shown below, were effective April 4, 2021.

Name	2020 Base Salary	Amount of Increase	2021 Base Salary	Percent Increase

Daniel J. Schrider	$825,000	$25,000	$850,000	3.0%

Philip J. Mantua	$425,000	$15,000	$440,000	3.5%

Joseph J. O’Brien, Jr.	$500,000	$17,500	$517,500	3.5%

Kenneth C. Cook	$425,000	$25,000	$450,000	5.9%

R. Louis Caceres	$420,000	$20,000	$440,000	4.8%

  2021 TARGET AWARD OPPORTUNITIES

Our executive officers have a target award opportunity for annual and long-term goals, which represents the amount of award received if the company achieves the performance goals set by the committee. The table below summarizes the award opportunities for the NEOs at the target level of performance.

	2021 Target Award Opportunities (as a % of base salary)

Name	Annual Incentive Award Opportunity	Long-Term Incentive Award Opportunity

Daniel J. Schrider	75%	90%

Philip J. Mantua	50%	65%

Joseph J. O’Brien, Jr.	65%	75%

Kenneth C. Cook	65%	60%

R. Louis Caceres	50%	60%

For 2021, target payout opportunities for annual cash incentives and long-term incentive awards as a percentage of base salary remained unchanged from the prior year for all of the NEOs, except for Mr. Cook, whose opportunity was increased.

For 2021, the target long-term incentive award opportunity for each NEO was allocated equally among PRSUs and RSAs.

  ANNUAL INCENTIVE COMPENSATION

Annual incentive opportunities are provided to our executive officers under our Executive Team Incentive Plan (ETIP). The ETIP is a short-term, cash compensation plan designed to recognize and reward participants for their success in achieving specific company goals. For 2021, the committee selected two financial metrics and two sets of qualitative metrics under the ETIP. A relative weight was assigned to each metric to prioritize importance and relative contribution. Performance metrics were selected to incentivize and reward profitability, progress towards key strategic initiatives and operational excellence.

| Notice and Proxy Statement | 2022	33

COMPENSATION DISCUSSION AND ANALYSIS

The performance measures and respective weights for 2021 were as follows:

Corporate Goal	Weight

Pre-provision net revenue	40%

Non-GAAP efficiency ratio	25%

Strategic initiatives	20%

Qualitative factors	15%

100%

Each financial metric was assigned a “threshold” or minimum performance level, a “target” level of performance, and a maximum level at which the award opportunity was capped. Achievement of the threshold performance level earns 50% of the target opportunity, achievement of the target performance level earns the target award, and achievement at or above the maximum performance level earns 150% of the target opportunity. Actual results for any metric that falls between performance levels are interpolated to calculate a proportionate award.

Awards under the ETIP are calculated as follows:

Base Salary	X	Target ETIP Opportunity Percentage	X	Payment Level Achieved	=	Award

Financial Metrics – The financial metrics for the 2021 ETIP were pre-provision net revenue (PPNR) and non-GAAP efficiency ratio.

•

PPNR is calculated as net interest income plus non-interest income minus non-interest expense. This metric excludes the effects of the provision for credit losses, which can vary significantly from period to period based on changes to economic forecasts, and income taxes. The committee chose PPNR because it reflects the operating performance of the company’s core business operations.

•

The non-GAAP efficiency ratio is calculated as adjusted non-interest expense divided by the sum of adjusted net interest income and adjusted non-interest income. See Annex A – Non-GAAP Financial Measures for more information on calculation of this metric. The committee chose this metric because it is a measure of operating expense control and efficiency of operations and is highly useful in comparing period-to-period operating performance of the company’s core business operations.

The targets for both PPNR and the non-GAAP efficiency ratio were determined by reference to our 2021 financial plan and evaluation of our 2020 performance relative to our peer group.

The performance measures and actual performance levels for 2021 were as follows ($000):

Corporate Goal	Threshold Performance Level (50% of Target Funding)	Target Performance Level (100% of Target Funding)	Maximum Performance Level (150% of Target Funding)	Actual 2021 Performance	Payment Level

Pre-provision net revenue	$173,536	$216,920	$271,150	266,103(1)	145.35%

Non-GAAP efficiency ratio	54%	50%	46%	46.17(2)	147.88%

(1)	See Annex A – Non-GAAP Financial Measures for reconciliation to net income.

(2)	See Annex A – Non-GAAP Financial Measures for reconciliation to the GAAP efficiency ratio.

34	| Notice and Proxy Statement | 2022

COMPENSATION DISCUSSION AND ANALYSIS

Strategic Initiatives – Priority strategic initiatives were identified by the committee at the same time as financial goals were established. Completion of these initiatives, or the specific phases expected to be completed in 2021, were considered to be critical for our long-term success.

Initiative	Description	Achievements	Performance Level

Digital Optimization and Alignment	Our multi-year project to enhance our information technology and data infrastructure will provide a seamless, unified digital banking platform that is expected to reduce friction for clients and employees, enable digital sales, allow us to offer first-class technologies, improve efficiency, and give us the flexibility to meet the changing needs of our clients. Transitioning our data management to a cloud platform will enable us to modernize our digital and analytics capabilities and transition to a more data-driven culture.

•  Introduced on-line chat for web and on-line banking

•  Updated mobile and on-line banking

•  Substantial progress towards integration with core processor

•  Established foundation for internal development operations

•  Initiated implementation of marketing technology solutions

•  Established cloud platform and stood up data mastering capability with enterprise level customer profile

•  Commenced ingestion of data to create master customer record.

Target

nCino Installation	Utilizing nCino’s commercial banking system is expected to shorten our loan origination cycle, improve the loan officer and client experience, and streamline underwriting and portfolio management.	• Went live in July 2021. • Created training materials and trained all users. • Integrated supporting applications. • Transitioned substantially all commercial loan origination to the nCino platform.	Target

ALM Model Replacement	Replacement of our asset/liability modeling tool enables us to conduct more sophisticated financial forecasting and stress testing.	• Completed model build • Incorporated data inputs • Initiated model validation	Below Target

Loan Pricing Model Implementation	Replacement of our loan pricing model gives us more sophisticated pricing capability and facilitates the transition away from LIBOR.	• Completed transition to new model in third quarter of 2021	Target

Based on its assessment, the committee determined that the strategic initiatives component was earned at 95%. The committee did not assign particular weights to any single initiative.

Qualitative Factors – Key qualitative factors that influence or reflect the company’s performance were identified by the committee at the same time as financial goals were established. The committee did not establish quantitative thresholds for any of the qualitative factors that were financial metrics due to uncertainty about the impact of the COVID-19 pandemic and extent of the economic recovery. Instead, the committee determined to evaluate the specific qualitative factors in light of our 2021 financial plan and peer and industry performance.

Factor	Description	Achievement	Performance Level

Paycheck Protection Program forgiveness	Completion of the forgiveness process is essential to helping our clients recover from the effects of the COVID-19 pandemic and enabling the company to transition its resources back to execution of its core strategies.

•  We made over 8,500 forgivable loans for $1.6 billion under the Small Business Administration’s Paycheck Protection Program, including over 3,100 loans for $469 million in 2021.

•  Assisted clients in obtaining forgiveness for over 8,100 loans totaling $1.5 billion.

Target

Client survey results	We conduct quarterly client surveys to determine our SEE (Success, Effort, Emotion) Score, which indicates the level of client loyalty and engagement.	Achieved average score of 78 for 2021, which is well above industry average.	Above Target

| Notice and Proxy Statement | 2022	35

COMPENSATION DISCUSSION AND ANALYSIS

Factor	Description	Achievement	Performance Level

Net charge-offs to average loans	The ratio of net charge-offs to average loans is a key indicator of credit quality and loan portfolio performance.	Net charge-offs of 0.11% of average loans matched peer average and reflected continued strong asset quality.	Target

Loan growth (excluding PPP)	Interest income is our primary source of revenue, with interest and fees on loans accounting for over 90% of that revenue source.	Year over year loan growth of 5.0% exceeded peer average and plan, aided by significant commercial loan growth.	Above Target

Deposit growth	Customer deposits provide a stable, low-cost source of funds.	Year over year deposit growth of 5.9% slightly lagged peer average, but exceeded plan, as we strengthened core deposits and reduced brokered and other high cost deposits.	Target

Based on its assessment, the committee determined that the qualitative factors component was earned at 110%. The committee did not assign particular weights to any single factor.

2021 Payouts – Combining the results for PPNR, non-GAAP efficiency ratio and the qualitative performance components produced payment at 130.61% of target.

Corporate Goal	Weight		Performance Achieved		Weighted Payment Level

Pre-provision net revenue	40%	X	145.35%	=	58.14%

Non-GAAP efficiency ratio	25%	X	147.88%	=	36.97%

Strategic initiatives	20%	X	95.00%	=	19.00%

Qualitative factors	15%	X	110.00%	=	16.50%

					130.61%

The amounts paid under the ETIP for 2021 performance are shown below and in the Summary Compensation Table on page 42.

Name	2021 ETIP Paid at 130.61% of Target ($)

Daniel J. Schrider	832,639

Philip J. Mantua	287,342

Joseph J. O’Brien, Jr.	439,339

Kenneth C. Cook	382,034

R. Louis Caceres	287,342

36	| Notice and Proxy Statement | 2022

COMPENSATION DISCUSSION AND ANALYSIS

  LONG-TERM INCENTIVE COMPENSATION

The company’s compensation philosophy identifies equity-based compensation as an effective means of aligning the interests of our shareholders, the performance of the company, and the retention of executive management. The committee utilized performance-based and time-based stock awards to accomplish these objectives. For 2021, the target long-term incentive award opportunity for each NEO was allocated equally among PRSUs and RSAs, as follows:

Name	Performance Restricted Stock Units (#)	Restricted Stock Awards (#)

Daniel J. Schrider	9,129	9,129

Philip J. Mantua	3,397	3,397

Joseph J. O’Brien, Jr.	4,611	4,611

Kenneth C. Cook	3,135	3,135

R. Louis Caceres	3,099	3,099

2021 Performance Restricted Stock Units – PRSUs are designed to align pay and long-term performance. We grant PRSUs to executive officers to incentivize production of superior long-term shareholder returns through achievement of long-term financial performance. PRSUs have a three-year performance period with cliff vesting at the end of the performance period.

For 2021, the committee selected return on tangible common equity (ROTCE) as the performance metric, with payouts based on our average annual ROTCE performance over the three-year measurement period relative to our peer group. ROTCE is defined as net income attributable to common shareholders, adjusted to exclude extraordinary items, divided by average tangible common equity. The committee selected ROTCE because it is a comprehensive performance metric that is useful for comparing the profitability of the company with that of its peers.

At the end of the three-year performance period, our executive officers can earn between 0% to 150% of the target number of PRSUs granted based on the percentile rank of the our average ROTCE for the three-year performance period relative to the average ROTCE of the companies in the our peer group.

Relative ROTCE Performance	Percentage of PRSUs Vesting

75th percentile or above	150%

50th percentile (Target)	100%

25th percentile	50%

Below 25th percentile	0%

Actual performance between the 25th percentile and the 75th percentile will be interpolated to calculate a proportionate award.

Payouts calculated based on relative ROTCE performance are subject to a potential TSR modifier (increase or decrease) based on our TSR percentile performance relative to our peer group for the three-year performance period. Payments under the 2021 PRSUs will be adjusted as follows:

Relative TSR Performance	Increase or Decrease in Payout(1)

Top quartile (above 75th percentile)	+15%

Second quartile	None

Third quartile	None

Bottom quartile (25th percentile or below)	-15%

(1)	Subject to overall payout cap of 150% of target. There will be no upward adjustment if the company’s TSR for the three-year performance period is negative.

PRSUs will be credited with dividends paid on the company’s common stock during the time period when the PRSUs are outstanding, which will be reinvested in additional units, adjusted for performance and paid out in shares if and when the underlying PRSU is earned and paid.

| Notice and Proxy Statement | 2022	37

COMPENSATION DISCUSSION AND ANALYSIS

Restricted Stock Awards – The company grants RSAs to align the interests of executive officers with those of our shareholders by creating an incentive to create and preserve long-term shareholder value. Through RSAs, executive officers share the risks and rewards of stock ownership. Through multi-year vesting, RSAs also serve as a retention vehicle. RSAs vest in equal installments over three years, provided that the recipient continues to be employed by the company on each vesting date. Dividends are paid on RSAs during the vesting period.

Results of 2019 - 2021 Performance-based Awards – The three-year performance period for the 2019 performance shares concluded on December 31, 2021. Payout of the award was based 50% on our TSR relative to an industry peer group and 50% on our cumulative adjusted earnings per share.

Payout percentages at various levels of performance for the 2019 performance shares and actual results are illustrated in the table below.

Corporate Goal	Threshold Performance Level (50% of Target Award)	Target Performance Level (100% of Target Award)	Maximum Performance Level (150% of Target Award)	Actual 2021 Performance	Payment Level

Relative TSR percentile	40th	50th	75th	82.76th	150.00%

3-Year Adjusted Cumulative EPS	$9.16	$9.89	$10.66	$11.54(1)	150.00%

(1)	See Annex A – Non-GAAP Financial Measures for reconciliation to GAAP EPS.

Payout of the 2019 performance shares was calculated as follows:

TSR	+	EPS	=	Final Payout
150.00% x 50% = 75.00%		150.00% x 50% = 75.00%		150.00%

The following table lists the number of 2019 performance shares to which our NEOs became vested at the end of the 2019 – 2021 performance cycle.

Name	2019 Performance Shares Earned at 150.00% of Target (#)

Daniel J. Schrider	12,001

Philip J. Mantua	4,610

Joseph J. O’Brien, Jr.	5,527

Kenneth C. Cook	—

R. Louis Caceres	4,491

  EXECUTIVE INCENTIVE RETIREMENT PLAN

All executive officers participate in a nonqualified, deferred compensation plan known as the Executive Incentive Retirement Plan (EIRP). The EIRP was created to provide a performance-based supplemental retirement benefit. Executive officers receive a minimum cash contribution of 3% of base salary with the opportunity for increased contributions based on identified performance criteria.

For 2021, the committee selected core return on average assets (Core ROAA) as the performance metric. This is the same metric as used in 2020. Core ROAA is calculated as core income, which excludes realized gains on the sale of securities, amortization of intangibles and nonrecurring items, as a percent of average assets. The amount of the award is determined based on the company’s Core ROAA as a percent of peer median, as reflected in the table below. The amount of the award based on achievement between performance levels is determined by straight-line interpolation.

Core ROAA as % of Peer Median	Performance Level	CEO	Other Participating Officers
		Award as a % of Base Salary	Award as a % of Base Salary

70% or below	Threshold	3.000%	3.0%

100%	Target	9.375%	7.5%

150% or above	Maximum	20.000%	15.0%

38	| Notice and Proxy Statement | 2022

COMPENSATION DISCUSSION AND ANALYSIS

In 2021, Core ROAA for the company for purposes of the EIRP was 1.93%. See Annex A – Non-GAAP Financial Measures for reconciliation to GAAP ROAA. Compared to the peer group median of 1.44%, the company achieved 134.30% of the peer group’s result, yielding a contribution of 16.66% of base salary for Mr. Schrider and 12.65% for the other executive officers. The company’s 2021 contributions are shown in the Nonqualified Deferred Compensation table on page 47 along with a description of the terms and conditions for balances paid under the EIRP. The 2021 contributions are also included in the Summary Compensation Table on page 42, and potential awards are further described in the Grants of Plan-Based Awards table on page 44.

5. OTHER COMPENSATION PROGRAMS AND POLICIES

  OTHER COMPENSATION ELEMENTS

401(k) Plan – Executive officers are eligible to participate in benefit plans available to all employees, including the Sandy Spring Bank 401(k) Plan. The 401(k) plan provides a 100% match on the first 4% of salary deferred and a 50% match on the next 2% of salary deferred, up to the maximum allowed by IRS regulations.

Pension Plan – The Sandy Spring Bancorp, Inc. Retirement Income Plan (Pension Plan) was generally available to employees through December 31, 2007, at which time the Pension Plan was frozen. Of the named executive officers, Mr. Schrider, Mr. Mantua, and Mr. Caceres are participants. The accumulated benefit for each may be found in the Pension Benefits table on page 46.

Life Insurance Benefits – The company maintains split dollar life insurance agreements with Mr. Schrider, Mr. Mantua, Mr. O’Brien and Mr. Caceres. Pursuant to the agreements, the executive officer’s designated beneficiary will be entitled to share in the death proceeds payable under one or more life insurance policies owned by the company in the event of the executive’s death while the agreement remains in effect. The amount payable to the executive officer’s beneficiaries is the lesser of two and one-half times the executive’s base salary or the net death proceeds of the policies, which is defined as the total death proceeds minus the greater of the cash surrender value of the policies or the aggregate premiums paid by the company. The split dollar life insurance agreements will terminate if the executive officer has a separation from service, other than as a result of the executive officer’s disability or following a change in control, prior to the executive officer’s normal retirement date or early retirement date. An executive officer’s normal retirement date is the date on which the executive officer has attained age 65 and an executive officer’s early retirement date is the date on which the executive officer has both attained age 60 and completed ten years of service. The Summary Compensation Table on page 42 includes the taxable income associated with this benefit in the column labeled All Other Compensation.

Deferred Compensation – Executive officers are eligible to participate in the company’s nonqualified deferred compensation plan. The deferred compensation plan provides the opportunity to defer up to 25% of base salary and up to 100% of cash bonuses for payment following the six-month anniversary of any separation from service. Interest accrues on the account balance at a rate equal to 120% of the long-term Applicable Federal Rate, adjusted monthly. Contributions during 2021 and year-end account balances can be found in the Nonqualified Deferred Compensation table.

In the fourth quarter of 2021, the committee adopted a new Non-Qualified Deferred Compensation Plan (NQDC Plan) to provide deferred compensation benefits for a select group of management and highly compensated employees, including the named executive officers. The NQDC Plan provides participants with the option to defer receipt of a portion of their base salary and annual cash incentives. Participant contributions will be fully vested at all times. At its sole discretion, the company may credit participant accounts with company contributions. The company determines who will receive discretionary contributions, as well as the amounts and timing of any such contributions. Distributions of participant accounts will be made following a participant’s separation of service, death, disability, unforeseeable emergency, or as of a future payment date specified by the participant. Participants’ accounts will increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and will be credited and debited in accordance with the actual financial performance of such funds. Participants elect the investment funds in which their accounts are hypothetically invested.

Business-Related Benefits and Perquisites – The committee believes that perquisites should be limited in scope and have a business-related purpose. The committee periodically reviews perquisites to ensure alignment with the desired philosophy. The committee approves specific perquisites or benefits for individuals based on the needs of the position.

In 2021, perquisites for all of the named executive officers included eligibility for a company-paid, supplemental long-term disability insurance policy and a long-term care insurance policy, and a comprehensive executive health screening the values for which, if applicable, are represented under “All Other Compensation” in the Summary Compensation table on page 42. In addition, Mr. Schrider receives the use of a company-owned vehicle. Mr. O’Brien, Mr. Cook and Mr. Caceres each receive a car allowance of $1,000 per month. Mr. O’Brien maintains a membership, at company expense, at a local country club for business development purposes. Mr. O’Brien reimburses the company for personal use of the membership. Mr. Schrider, Mr. Mantua, and Mr. Caceres have access to a corporate membership at a local country club for business purposes.

| Notice and Proxy Statement | 2022	39

COMPENSATION DISCUSSION AND ANALYSIS

  EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

The company has entered into employment agreements with Mr. Schrider, Mr. Mantua, Mr. O’Brien and Mr. Cook and a change in control agreement with Mr. Caceres that would provide them with severance benefits if their employment is terminated under certain circumstances. The committee believes that providing for severance and change in control benefits are an important element of our executive compensation program, support the creation of long-term shareholder value, and are necessary to attract and retain top executive talent in a competitive market. The agreements are intended to ensure that management can fairly consider potential change in control transactions that could result in loss of their jobs. The agreements do not provide for any tax indemnification or “gross-up” payments for any golden parachute excise tax payments, and all change in control benefits are subject to a “double-trigger” (i.e., a change in control plus a qualifying termination of employment).

The severance benefits payable to each named executive officer under the employment and change in control agreements are described on page 48 under the “Executive Compensation Tables – Potential Payments upon Termination or Change in Control” section of this proxy statement.

  EXECUTIVE COMPENSATION POLICIES

Stock Ownership Requirements for Executives – The Board believes that the company’s executive officers should accumulate meaningful equity stakes in the company in order to further align their economic interests with those of shareholders. Our stock ownership guidelines require the CEO to own shares valued at four times his or her base salary, and other executive officers are required to own shares valued at two times his or her base salary. We expect new executive officers to be in compliance with these requirements within five years of being appointed to their position. Until the executive officer has achieved the required level of ownership, the executive officer is required to retain not less than 50% of the net shares received as a result of any equity awards granted under the company’s equity incentive plans. Shares owned directly or beneficially by the executive officer or in the name of an immediate family member, restricted shares and shares issuable upon settlement of restricted stock units, other than those subject to performance measures, and shares held in the company’s employee stock purchase plan or 401(k) plan are included in the stock ownership calculation. Stock options are not included. As of December 31, 2021, each of the named executive officers met their ownership requirement.

Clawback Policy – Under our Clawback Policy, in the event the company is required to prepare an accounting restatement due to the company’s material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement or forfeiture of any excess incentive-based compensation received by current or former executive officers during the three years preceding the date on which the company is required to prepare the accounting restatement.

No Hedging and No Pledging – Under our Insider Trading Policy, the company’s directors and executive officers are prohibited from shorting company securities, entering into hedging or similar transactions that are designed to offset any decrease in the market value of company securities, borrowing against any account in which company securities are held, and pledging company securities as collateral for any loan.

  COMPENSATION RISK ASSESSMENT

We regularly undertake a systematic risk analysis of each of the company’s incentive compensation plans that is led by our risk management department and involves participants from our human resources and legal departments. We review the plan design and governance of each plan (including plan participants, performance measures, how performance is determined, and how well the plan is aligned with company goals and objectives) to determine whether the plan creates any undesired or unintentional risk of a material nature, taking into account the mitigation factors that exist for each plan. During 2021, the committee reviewed and discussed risk assessments and reports prepared by our risk officers and determined that our incentive compensation plans are not reasonably likely to encourage unnecessary or excessive risk or have a material adverse impact on the company.

  TAX CONSIDERATIONS

The committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which limits the amount of compensation that may be deducted for federal income tax purposes to $1 million per covered employee per taxable year. This $1 million annual limitation applies to all compensation paid to any individual who is the chief executive officer, chief financial officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year. Prior to 2018, an exception to this deduction limit was available for “performance-based” compensation that was approved by shareholders and otherwise satisfied the requirements of Section 162(m). As a result of changes to Section 162(m), we may no longer take an annual deduction for any compensation paid to any of our covered employees in excess of $1 million per covered employee. The committee has not adopted a policy that would require all compensation to be deductible because the committee believes it is in the best interests of the company to retain the flexibility to make compensation decisions that respond to market conditions, properly incentivize our executive officers, and continue to attract, retain and reward top executive talent.

40	| Notice and Proxy Statement | 2022

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the committee recommends to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

March 16, 2022

Ralph F. Boyd, Chair

Brian J. Lemek

Mark C. Michael

Christina B. O’Meara

Robert L. Orndorff

Mona Abutaleb Stephenson

| Notice and Proxy Statement | 2022	41

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)

Daniel J. Schrider President and Chief Executive Officer	2021	842,308	—	742,553	995,269	—	65,701	2,645,831
	2020	804,808	731,156	684,082	13,877	79,897	63,179	2,376,999
	2019	743,269	—	479,634	564,648	80,740	61,170	1,929,461

Philip J. Mantua EVP, Chief Financial Officer	2021	435,385	—	276,312	357,766	—	39,564	1,109,027
	2020	419,885	257,125	267,479	10,343	33,311	33,976	1,022,120
	2019	401,692	—	184,273	243,799	35,771	32,460	897,995

Joseph J. O’Brien, Jr. EVP, Chief Banking Officer	2021	512,115	—	375,059	514,192	—	59,947	1,461,728
	2020	487,885	377,500	345,867	6,192	—	55,220	1,272,864
	2019	446,923	—	220,903	284,977	—	51,752	1,004,555

Kenneth C. Cook EVP, President of Commercial Banking	2021	442,308	—	255,001	439,913	—	37,580	1,174,801

R. Louis Caceres EVP, Chief Wealth Officer	2021	433,846	—	252,073	355,975	—	53,219	1,095,113
	2020	412,462	254,100	238,372	9,010	51,215	53,710	1,018,869
	2019	388,769	—	179,582	233,667	53,342	52,383	907,743

(1)

Stock Awards. The amounts reported are the aggregate grant date fair value of stock awards granted in the year shown computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The values in this column reflect the full grant date fair value of all equity awards granted during the year, although RSAs are subject to vesting periods based on continued employment and the number of PRSUs that vest depends on whether the company achieves specified performance measures. For more information about these awards and the calculation of their fair value, see Note 13 – Share Based Compensation in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. 2021 stock awards are described under “Compensation Discussion and Analysis – 2021 Compensation,” and details regarding these awards can be found in the Grants of Plan-Based Awards table. Details regarding outstanding stock awards can be found in the Outstanding Equity Awards at Fiscal Year-End table.

For 2021, the grant date fair value of PRSUs included in this column is based on payout at target, which we have determined to be the probable level of achievement of the performance measures related to those awards. Assuming the highest level of performance is achieved, which would result in the vesting of 150% of the PRSUs granted, the aggregate grant date fair value of the PRSUs would be: $556,935 for Mr. Schrider; $207,254 for Mr. Mantua; $281,314 for Mr. O’Brien; $191,271 for Mr. Cook; and $189,074 for Mr. Caceres.

(2)

Non-Equity Incentive Plan Compensation. For 2021, the amounts reported are the total of the following: (a) cash awards under the ETIP, (b) company contribution credited to the officer’s account under the EIRP and (c) earnings on outstanding EIRP balances, as indicated in the table below.

Name	ETIP Cash Awards ($)	Contributions to EIRP ($)	Earnings on EIRP ($)	Total Non-Equity Incentive Plan Compensation ($)

Daniel J. Schrider	832,639	141,642	20,988	995,269

Philip J. Mantua	287,342	55,638	14,786	357,766

Joseph J. O’Brien, Jr.	439,339	65,438	9,415	514,192

Kenneth C. Cook	382,034	56,903	976	439,913

R. Louis Caceres	287,342	55,638	12,995	355,975

(3)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. In 2021, there was a decrease in pension values for Mr. Schrider, Mr. Mantua and Mr. Caceres of $13,452, $2,911 and $6,848, respectively, because of changes in actuarial assumptions in 2021 as compared to 2020. For years in which changes in actuarial assumptions result in a decrease in pension value, rather than report a negative number, a change of $0 is reported. Neither an increase nor decrease in the pension value resulting from changes in actuarial assumptions results in any increase or decrease in benefits payable to participants under the pension plan.

42	| Notice and Proxy Statement | 2022

EXECUTIVE COMPENSATION

(4)	All Other Compensation. Detail for the amounts of All Other Compensation is as follows:

Name	Dividends on Restricted Stock	401(k) Matching Contribution	Perquisites*	Total All Other Compensation

Daniel J. Schrider	31,857	14,500	19,344	65,701

Philip J. Mantua	12,356	14,500	12,708	39,564

Joseph J. O’Brien, Jr.	15,612	14,500	29,835	59,947

Kenneth C. Cook	7,516	14,500	15,564	37,580

R. Louis Caceres	11,463	14,500	27,256	53,219

*

Perquisites include car allowance or personal use of company vehicle, long-term care and supplemental disability insurance premiums paid on behalf of the executive, executive health screening, and the taxable income associated with the executive officer’s split dollar life insurance benefit.

| Notice and Proxy Statement | 2022	43

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information on plan-based awards made to the named executive officers in 2021.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(3)			All Other Stock Awards: Number of shares of stock (#)	Grant Date Fair Value of Stock and Options Awards (4) ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Daniel J. Schrider	RSA	3/10/2021							9,129	371,276

	PRSU	3/10/2021				4,565	9,129	13,694		371,276

	ETIP		318,750	637,500	956,250

	EIRP		25,500	79,688	170,000

Philip J. Mantua	RSA	3/10/2021							3,397	138,156

	PRSU	3/10/2021				1,699	3,397	5,096		138,156

	ETIP		110,000	220,000	330,000

	EIRP		13,200	33,000	66,000

Joseph J. O’Brien, Jr.	RSA	3/10/2021							4,611	186,529

	RSU	3/10/2021				2,306	4,611	6,917		186,529

	ETIP		168,188	336,375	504,563

	EIRP		15,525	38,813	77,625

Kenneth C. Cook	RSA	3/10/2021							3,135	127,500

	PRSU	3/10/2021				1,568	3,135	4,703		127,500

	ETIP		146,250	292,500	438,750

	EIRP		13,500	33,750	67,500

R. Louis Caceres	RSA	3/10/2021							3,099	126,036

	PRSU	3/10/2021				1,550	3,099	4,649		126,036

	ETIP		110,000	220,000	330,000

	EIRP		13,200	33,000	66,000

(1)

The amounts in these columns represent the threshold, target and maximum amounts of potential cash incentive payments that may be earned under the indicated plans as established by the Compensation Committee. These plans and awards are described under “Compensation Discussion and Analysis – 2021 Compensation.” The actual amounts earned by each executive are disclosed in the Summary Compensation Table.

(2)

The amounts in these columns represent the threshold, target and maximum number of shares that may be earned with respect to PRSUs granted in 2021. Earned shares will be paid following the end of the 2021-2023 performance period, based on the extent to which the performance measures have been achieved. These awards are described under “Compensation Discussion and Analysis – 2021 Compensation.”

(3)

PRSUs will be credited with dividends paid on the company’s common stock during the time period when the PRSUs are outstanding, which will be reinvested in additional units, adjusted for performance and paid out in shares if and when the underlying PRSU is earned and paid.

(4)

The amounts reported are the aggregate grant date fair value of RSA and PRSU awards computed in accordance with FASB ASC Topic 718. Refer to note (1) in the Summary Compensation Table for additional detail on the grant date fair value of awards. Details regarding outstanding stock awards can be found in the Outstanding Equity Awards at Fiscal Year-End table.

44	| Notice and Proxy Statement | 2022

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows information regarding all unvested equity awards held by the named executive officers at December 31, 2021.

		Option Awards			Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)

Daniel J. Schrider	3/15/2017				1,211(2)	58,225

	4/25/2018				3,129(3)	150,442

	3/06/2019				2,418(4)	116,257	12,001(5)	577,008

	3/11/2020				8,523(6)	409,786	20,445(7)	982,996

	3/10/2021				9,129(8)	438,922	13,982(9)	672,255

Philip J. Mantua	3/15/2017				567(2)	27,261

	4/25/2018				1,163(3)	55,917

	3/06/2019				929(4)	44,666	4,610(5)	221,649

	3/11/2020				3,333(6)	160,251	7,994(7)	384,352

	3/10/2021				3,397(8)	163,328	5,203(9)	250,160

Joseph J. O’Brien, Jr.	3/15/2017				597(2)	28,704

	4/25/2018				1,390(3)	66,831

	3/06/2019				1,114(4)	53,561	5,527(5)	265,738

	3/11/2020				4,309(6)	207,177	10,337(7)	497,003

	3/10/2021				4,611(8)	221,697	7,062(9)	339,541

Kenneth C. Cook	10/15/2013	47,867	$10.96	10/15/2023

	2/18/2014	7,838	$10.96	2/18/2024

	5/19/2015	35,784	$14.77	5/19/2025

	6/16/2015	7,466	$14.77	6/16/2025

	2/16/2016	10,072	$16.20	2/16/2026

	4/01/2020				3,129(6)	150,442	7,508(7)	360,985

	3/10/2021				3,135(8)	150,731	4,802(9)	230,880

R. Louis Caceres	3/15/2017				559(2)	26,877

	4/25/2018				1,140(3)	54,811

	3/06/2019				905(4)	43,512	4,491(5)	215,927

	3/11/2020				2,970(6)	142,798	7,124(7)	342,522

	3/10/2021				3,099(8)	149,000	4,747(9)	228,236

(1)	Aggregate market values were computed by multiplying the closing price of $48.08 per share of company common stock on December 31, 2021 by the number of shares or units.

(2)	2017 RSAs. The outstanding award is scheduled to vest on April 1, 2022.

(3)	2018 RSAs. One-half of the outstanding award is scheduled to vest on April 25, 2022, and one-half of the outstanding award is scheduled to vest on April 25, 2023.

| Notice and Proxy Statement | 2022	45

EXECUTIVE COMPENSATION

(4)	2019 RSAs. The outstanding award is scheduled to vest on April 1, 2022.

(5)

2019 Performance Shares. On February 15, 2022, the Compensation Committee certified the achievement of the applicable performance measures for the performance share cycle ending on December 31, 2021 at 150% of the target level, at which time the shares were vested and paid. See page 38 for a description of the results of this award.

(6)	2020 RSAs. One-half of the outstanding award is scheduled to vest on April 1, 2022, and one-half of the outstanding award is scheduled to vest on April 1, 2023.

(7)

2020 PRSUs. Vesting is subject to achievement of specific performance measures. The number of PRSUs shown in the table assumes the maximum level of performance is achieved and includes accumulated reinvested dividend equivalent shares as of December 31, 2021. The actual number of PRSUs will be determined as of December 31, 2022 based on the 2020 – 2022 performance period.

(8)

2021 RSAs. One-third of the outstanding award is scheduled to vest on April 1, 2022, one-third of the outstanding award is scheduled to vest on April 1, 2023, and one-third of the outstanding award is scheduled to vest on April 1, 2024.

(9)

2021 PRSUs. Vesting is subject to achievement of specific performance measures. The number of PRSUs shown in the table assumes the maximum level of performance is achieved and includes accumulated reinvested dividend equivalent shares as of December 31, 2021. The actual number of PRSUs will be determined as of December 31, 2023 based on the 2021 – 2023 performance period.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of our named executive officers regarding the exercise of stock options and the vesting of stock awards during 2021. The value realized upon the exercise of stock options is equal to the difference between the market price of company stock on the date of exercise and the exercise price of the options. The value realized upon the vesting of stock awards is based on the market price of company stock on the vesting date.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized Upon Vesting ($)

Daniel J. Schrider			15,873	659,327

Philip J. Mantua			6,428	266,829

Joseph J. O’Brien, Jr.			7,464	310,803

Kenneth C. Cook	22,656	843,757	1,565	67,968

R. Louis Caceres			5,988	249,119

(1)

Includes the gross number of RSAs and performance shares covering the 2018 – 2020 performance period that vested or were settled and paid in 2021, and includes any amounts that were withheld for applicable taxes. On February 15, 2022, the Compensation Committee certified the achievement of the applicable performance measures for the performance share cycle ending on December 31, 2021, at which time those shares were vested and paid.

PENSION BENEFITS

The following table shows the estimated present value of the accumulated benefit under the Sandy Spring Bancorp, Inc. Retirement Income Plan (Pension Plan) for those named executive officers who participate in the Pension Plan. All benefit accruals under the Pension Plan were frozen as of December 31, 2007.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)

Daniel J. Schrider	Pension Plan	19	488,333

Philip J. Mantua	Pension Plan	9	272,053

R. Louis Caceres	Pension Plan	9	357,934

(1)

For additional information on the Pension Plan and the valuation methods and material assumptions applied in quantifying the present value of the current accrued benefit, see Note 14 – Pension, Profit Sharing, and Other Employee Benefit Plans in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K.

Benefits under the Pension Plan are provided on a life basis, with survivor benefits for the employee’s spouse, and are not subject to deduction for Social Security or other offset amounts. When the Pension Plan was active, earnings covered were total wages, including elective pre-tax contributions under the 401(k) Plan, bonuses, and other cash compensation up to the allowable limit under the Internal Revenue Code. The

46	| Notice and Proxy Statement | 2022

EXECUTIVE COMPENSATION

Pension Plan benefit equals the sum of three parts: (a) the benefit accrued as of December 31, 2000, based on the formula of 1.5% of highest five-year average salary as of that date times years of service as of that date, plus (b) 1.75% of each year’s earnings after December 31, 2000 (1.75% of career average earnings) through December 31, 2005, and (c) 1.0% of each year’s earnings thereafter, through December 31, 2007.

The Pension Plan permits early retirement at age 55 after 10 years of service completed after December 31, 2000. Mr. Schrider, Mr. Mantua and Mr. Caceres meet the requirements for retirement under the Pension Plan. If a participant begins pension payments prior to normal retirement age, the payments are reduced based on a reduction schedule specified in the plan.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information regarding executive and company contributions, 2021 earnings and year-end account balances for the named executive officers under the company’s deferred compensation plans.

Name	Plan Name	Executive Contributions in 2021(1) ($)	Registrant Contributions in 2021(2) ($)	Aggregate Earnings in 2021(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2021(4)(5)(6) ($)

Daniel J. Schrider	EIRP	n/a	141,642	20,988	-	1,122,541

Philip J. Mantua	EIRP	n/a	55,638	14,786	-	746,687

Joseph J. O’Brien, Jr.	EIRP	n/a	65,438	9,415	-	505,480

	Deferred Compensation Plan	-	-	414	-	19,345

Kenneth C. Cook	EIRP	n/a	56,903	976	-	102,504

R. Louis Caceres	EIRP	n/a	55,638	12,995	-	662,967

(1)	Participant contributions are not permitted under the EIRP.

(2)

Represents amounts earned in 2021 and credited to the executive officer’s account in 2022, after the Compensation Committee certified the achievement of the applicable performance measure. Contributions under the EIRP are described under “Compensation Discussion and Analysis – 2021 Compensation” on page 38. These amounts are included in the Summary Compensation Table in the column labeled Non-Equity Incentive Plan Compensation.

(3)

The EIRP and the Deferred Compensation Plan credit plan balances with interest at the rate of 120% of the Long-Term Applicable Federal Rate adjusted monthly. Earnings on plan balances for the EIRP are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Earnings on plan balances for the Deferred Compensation Plan are not included in the Summary Compensation Table because they are not considered to be above-market or preferential.

(4)	As of December 31, 2021, $6,718 of Mr. O’Brien’s EIRP balance was unvested. The balances for the other named executives are fully vested.

(5)

Upon inception of the EIRP in 2008, Mr. Schrider, Mr. Mantua, Mr. O’Brien and Mr. Caceres were credited with an account balance equal to the accrued benefit under individual Supplemental Executive Retirement Agreements, which were terminated at that time. Such amounts, along with company contributions and earnings under the EIRP, were reported as compensation in the Summary Compensation Table in prior years.

(6)

The aggregate balance with respect to the Deferred Compensation Plan includes the following amounts that were previously reported in the Summary Compensation Tables for prior fiscal years: Mr. O’Brien’s elective deferrals of $12,172 and earnings on deferred compensation of $4,236.

The following describes the material features of our nonqualified deferred compensation plans in which the named executive officers participate.

Executive Incentive Retirement Plan – Each of our named executive officers participates in the Executive Incentive Retirement Plan (EIRP), a deferred compensation plan that provides for supplemental executive retirement benefits.

Under the EIRP, a guaranteed minimum deferral bonus equal to 3% of a participant’s base salary is credited annually to the participant’s deferred benefit account. Each year, the Compensation Committee determines the performance measures by which a deferral bonus above the minimum may be earned. Performance measures and awards for 2021 are described under “Compensation Discussion and Analysis – 2021 Compensation” on page 38. Employer contributions under the EIRP and earnings on EIRP balances vest immediately. Interest accrues on account balances at a rate equal to 120% of the long-term Applicable Federal Rate, adjusted monthly.

Participants may generally elect to receive distribution of their vested account balance in a lump sum or in annual installments payable over up to 15 years commencing following separation from service or at a later date not beyond the first business day of the January occurring after the year in which the Participant attains age 70. A participant whose employment is terminated for just cause will forfeit his or her account balance.

Deferred Compensation Plan – Each of our named executive officers is eligible to participate in the Sandy Spring Bank Deferred Compensation Plan (Deferred Compensation Plan), which is a nonqualified retirement savings plan. Participants may defer up to 25% of base salary and/or commissions earned during the year and up to 100% of bonus compensation. Interest accrues on the account balance at a rate equal to 120% of the long-term Applicable Federal Rate, adjusted monthly. Participants will receive their account balance following the six- month anniversary of any separation from service. Participants are not subject to U.S. federal income tax on amounts that they defer or any investment earnings until those amounts are distributed to them.

| Notice and Proxy Statement | 2022	47

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under agreements that we have with our named executive officers, our named executive officers are entitled to compensation in the event that their employment terminates under certain circumstances. The amount of the compensation depends on, among other things, the circumstances under which the executive officer terminates employment. In addition, our equity incentive awards contain standard provisions that cause awards to vest or be forfeited upon termination of employment, depending on the reason for termination.

The agreements that each named executive officer has with the company and the treatment of equity awards upon termination are described below, along with a table on page 51 that quantifies the amount that would become payable to each named executive officer as a result of his termination of employment.

  EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Daniel J. Schrider – The company entered into an employment agreement with Mr. Schrider as of January 1, 2009 to provide for his employment as President and CEO. The initial term of the agreement was for three years and provides that the Board may take action to extend the term for an additional year at each anniversary so that the remaining term again becomes three years. Mr. Schrider’s agreement does not automatically renew. The Executive and Governance Committee reviews CEO performance annually and recommends whether or not to extend the CEO’s employment agreement. Mr. Schrider’s employment agreement currently has a term expiring on June 30, 2024. The agreement addresses such matters as Mr. Schrider’s base salary, participation in incentive compensation, participation in benefit plans, vacation, insurance and other fringe benefits.

There is no specific compensation provision under Mr. Schrider’s agreement for termination due to retirement, death, or voluntary resignation. Should Mr. Schrider become disabled, the Board must provide written notice 30 days in advance of termination. Mr. Schrider will receive his full base salary, benefits, and any perquisites other than bonus during the time of incapacity leading up to the date of termination less any benefits paid under existing disability plans. For termination by Mr. Schrider with good reason or involuntary termination without just cause, Mr. Schrider will receive his base salary and medical benefits for the remainder of the term of the agreement.

If Mr. Schrider’s employment is terminated without just cause or he terminates his employment with good reason, as defined in the agreement (referred to herein as a “qualifying termination”), in each case following a change in control of the company, he will receive a lump-sum payment equal to three times his average annual compensation for the past five years preceding the change in control and medical benefits for the remaining term of the agreement.

Mr. Schrider’s agreement does not entitle him to receive any tax indemnification payments (a “gross-up”) if payments under his employment agreement or any other payments trigger liability under Sections 280G and 4999 of the Internal Revenue Code for an excise tax on “excess parachute payments.” If any payments to Mr. Schrider trigger such excise tax, he will be entitled to receive the greater of the following, whichever gives him the highest net after-tax amount: (a) the full payments and benefits provided for under the agreement, in which case he would be responsible for any resulting excise tax, or (b) one dollar less than the amount that would subject him to the excise tax.

Under the terms of his agreement, Mr. Schrider is prohibited from conflicts of interest, and is required to maintain the confidentiality of nonpublic information regarding the company and its clients. He is also bound by a covenant not to compete for one year and not to solicit employees for two years following termination of employment, except in the event of a change in control.

Philip J. Mantua and Joseph J. O’Brien, Jr. – The company entered into employment agreements with Mr. Mantua and Mr. O’Brien on January 13, 2012 to provide for each executive’s employment in their respective positions. The terms of the present agreements end on June 30, 2023. Each year, the Board may act to extend the term for an additional year so that the remaining term becomes two years. The agreements do not automatically renew. The agreements address such matters as base salary, participation in incentive compensation, participation in benefit plans, vacation, insurance and other fringe benefits.

The agreements do not provide for any special or additional compensation in the event of termination due to retirement, death or resignation. In the event of termination due to disability, the executive will receive base compensation, less any applicable disability benefits, and health and welfare benefits for the remaining term of the agreement. In the event of termination by the company without just cause, or termination by the executive with good reason, as defined in the agreements, the executive will receive his base salary for the remaining term of the agreement at the highest annual rate paid in the 12 months preceding the termination plus annual cash bonuses (pro-rated for a partial year) as a lump sum payment.

If, in connection with a change in control, as defined by Section 409A of the Internal Revenue Code, the executive’s employment is terminated, either involuntarily without just cause or voluntarily with good reason, within six months prior to the change in control or up to two years after the change in control, the executive will receive a lump-sum payment equal to 2.99 times the sum of annual salary at the highest rate paid in the preceding 12 months plus the amount of any cash bonus received for the past 12 months. The executive would also receive the continuation of health, life and disability insurance benefits for a period of three years following termination. If the total value of the benefits provided and payments

48	| Notice and Proxy Statement | 2022

EXECUTIVE COMPENSATION

made to the executive in connection with a change in control, either under the agreement alone or together with other payments and benefits received, would result in an “excess parachute payment” under Section 280G of the Internal Revenue Code, the severance payment will be reduced or revised so that the aggregate payments do not include an excess parachute payment.

The executive is prohibited from conflicts of interest and is required to maintain the confidentiality of nonpublic information regarding the company and its clients. The executive is also bound by a covenant not to compete and not to interfere with other employees following termination of employment for the remaining term of the agreement. The post-termination restrictions do not apply if there is a change in control or if the executive’s employment is terminated without just cause by the company or with good reason by the executive.

Kenneth C. Cook – The company entered into an employment agreement with Mr. Cook on September 23, 2019 in connection with the acquisition of Revere Bank, for which he served as co-Chief Executive Officer, which became effective on April 1, 2020 when the acquisition was completed. The agreement has a term of 30 months. The agreement addresses such matters as base salary, participation in incentive compensation, participation in benefit plans, vacation, insurance and other fringe benefits.

The agreement does not provide for any special or additional compensation in the event of termination due to retirement, death, disability or resignation without good reason. In the event of termination by the company without just cause, or termination by Mr. Cook with good reason, as defined in the agreement, Mr. Cook will receive his base salary for the remaining term of the agreement at the highest annual rate paid in the 12 months preceding the termination plus annual cash bonuses (pro-rated for a partial year) as a lump sum payment. The agreement does not provide for any special severance benefit in the event of termination in connection with a change in control.

Mr. Cook is prohibited from conflicts of interest and is required to maintain the confidentiality of nonpublic information regarding the company and its clients. Mr. Cook is also bound by covenants not to compete, not to solicit clients, and not to interfere with other employees following termination of employment for any reason for a period of 24 months.

R. Louis Caceres – Mr. Caceres has a change in control agreement with the company. The change in control agreement has a term of two years. On each anniversary date of the agreement, the agreement will automatically be extended for an additional year, unless either party has given written notice at least 60 days prior to the anniversary date of the agreement that the agreement will not be extended.

If a change in control occurs and Mr. Caceres’ employment is involuntarily terminated without just cause or Mr. Caceres voluntarily terminates employment with good reason, as defined in the agreement, during the term of the agreement, Mr. Caceres will be entitled to a payment equal to 2.99 times his total compensation, which is defined as one year’s base salary plus bonus payments and all other taxable compensation. Mr. Caceres would also receive the continuation of health, life and disability insurance benefits for a period of three years following termination. Under the change in control agreement, if the total value of the benefits provided and payments made to Mr. Caceres in connection with a change in control, either under the change in control agreement alone or together with other payments and benefits that he has the right to receive, would result in the imposition of an excise tax under Section 280G of the Internal Revenue Code, his severance payment will be reduced or revised so that the aggregate payments do not trigger the payment of the excise tax.

  EQUITY AWARDS – CONSEQUENCES OF TERMINATION OF EMPLOYMENT

The following table shows how RSAs are treated if a named executive officer terminates employment:

Event	Consequences

Death	Unvested RSAs immediately vest

Disability	Unvested RSAs immediately vest

Voluntary or involuntary termination	Unvested RSAs are forfeited

Change in control	No impact absent termination of employment; unvested RSAs immediately vest upon a qualifying termination within 24 months of the change in control(1)

(1)	For grants prior to 2020, RSAs will immediately vest in the event of termination of employment, other than for just cause, within 12 months of a change in control.

| Notice and Proxy Statement | 2022	49

EXECUTIVE COMPENSATION

The following table shows how PRSUs are treated if a named executive officer terminates employment:

Event	Consequences

Death	PRSUs immediately vest at target level

Disability	PRSUs continue to earn and pay based on actual performance

Involuntary termination for just cause	PRSUs are forfeited

Involuntary termination without just cause	PRSUs continue to earn and pay based on actual performance, prorated to reflect the portion of the performance period that the executive officer was employed by the company

Voluntary termination	PRSUs are forfeited

Retirement(1)	PRSUs continue to earn and pay based on actual performance, subject to execution of a general release of claims

Change in control

PRSUs continue to earn based on continued employment, with performance measures deemed to be satisfied at the target level; PRSUs immediately vest upon a qualifying termination within 24 months of the change in control

(1)	Retirement means any voluntary or involuntary termination (other than for death, disability or just cause) after the executive reaches age 65 or age 60 with ten years of continuous service.

  OTHER POTENTIAL PAYMENTS

Following termination of employment, our named executive officers would receive payment of retirement benefits and nonqualified deferred compensation under the various plans in which they participate. The value of those benefits as of December 31, 2021 is set forth in the Pension Benefits and Nonqualified Deferred Compensation tables. All of our named executive officers are fully vested in the benefits described in those sections, except for Mr. O’Brien, whose unvested balance in the EIRP was $6,718 at December 31, 2021, and there is no increase in those benefits upon termination. Benefits under the EIRP are forfeited in the event of termination for cause.

  POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential payments to our named executive officers pursuant to existing plans and arrangements in event of their termination or a change of control as of December 31, 2021 are shown in the table below. These amounts are estimates only. The actual amounts to be paid can only be determined at the time the executive becomes eligible for payment. Valuation of equity awards was based on the closing price of our common stock on December 31, 2021, which was $48.08 per share. In the event of termination for just cause or resignation without good reason, the named executive officers would receive only their salary through the date of termination.

50	| Notice and Proxy Statement | 2022

EXECUTIVE COMPENSATION

Name		Death ($)	Disability ($)	Termination without just cause or by executive with good reason ($)	Change in control and qualifying termination ($)

Daniel J. Schrider	Cash severance(1)(2)	—	—	2,125,000	4,216,021

	Welfare benefits(3)	—	74,978	49,804	89,974

	Split-dollar life insurance(4)	2,125,000	—	—	—

	RSAs(5)	1,173,633	1,173,633	—	1,173,633

	PRSUs(6)	1,103,484	—	—	1,103,484

Philip J. Mantua	Cash severance(1)(2)(7)	—	660,000	978,750	1,950,975

	Welfare benefits(3)	—	29,882	—	59,764

	Split-dollar life insurance(4)	1,100,000	—	—	—

	RSAs(5)	451,423	451,423	—	451,423

	PRSUs(6)	423,056	—	—	423,056

Joseph J. O’Brien, Jr.	Cash severance(1)(2)(7)	—	776,250	1,263,750	2,519,075

	Welfare benefits(3)	—	29,882	—	59,764

	Split-dollar life insurance(4)	1,293,750	—	—	—

	RSAs(5)	577,970	577,970	—	577,970

	PRSUs(6)	557,680	—	—	557,680

Kenneth C. Cook	Cash severance(1)(2)(7)	—	337,500	512,813	—

	RSAs(5)	301,173	301,173	—	301,173

	PRSUs(6)	153,904	—	—	153,904

R. Louis Caceres	Cash severance(1)(2)	—	—	—	1,943,500

	Welfare benefits(3)	—	—	—	59,764

	Split-dollar life insurance(4)	1,100,000	—	—	—

	RSAs(5)	416,998	416,998	—	416,998

	PRSUs(6)	323,482	—	—	323,482

(1)

Amounts are payable under the terms of the named executive officer’s employment or change in control agreement. Amounts payable to Mr. Schrider in the event of termination without just cause or for good reason and to Mr. Mantua and Mr. O’Brien in the event of termination due to disability would be paid over the remaining term of the applicable agreement in accordance with the company’s normal payroll practices. Amounts payable to Mr. Mantua, Mr. O’Brien and Mr. Cook in the event of termination without just cause or for good reason and to Mr. Schrider, Mr. Mantua, Mr. O’Brien and Mr. Caceres in the event of a qualifying termination following a change in control would be paid in a lump sum.

(2)

Amounts listed under “Change in control and qualifying termination” do not reflect the fact that under the employment agreement the company has entered into with Mr. Schrider payments in connection with a change in control that would result in a golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code may be reduced in certain circumstances so that such tax would not apply and that under the employment agreements the company has entered into with Mr. Mantua and Mr. O’Brien and the change in control agreement the company has entered into with Mr. Caceres payments in connection with a change in control that would result in a golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code would be reduced so that such tax would not apply.

(3)	Amount represents health insurance benefits to be paid under the applicable employment or change in control agreement based upon monthly premiums being paid as of December 31, 2021.

(4)	Amounts are payable to the named executive officer’s beneficiaries under split-dollar life insurance agreements that the company has entered into with the named executive officers.

(5)	Amount represents the value of unvested RSAs that would vest upon termination of employment.

(6)

Amount represents the value of PRSUs that would vest and be paid upon death or a qualified termination following a change in control. Following termination due to disability, retirement or without just cause, PRSU payments remain subject to the company’s actual performance. Therefore, no amounts are shown for these scenarios.

(7)

Amounts listed under “Disability” will be reduced by any payments received by the named executive officer during the remaining term of his employment agreement under a long-term disability plan or policy maintained by the company.

| Notice and Proxy Statement | 2022	51

CEO PAY RATIO

CEO PAY RATIO

The company is required by SEC rules to disclose the median of the annual total compensation of all employees of the company (excluding the Chief Executive Officer), the annual total compensation of the Chief Executive Officer, and the ratio of these two amounts (the “pay ratio”). The pay ratio below is a reasonable estimate based on the company’s payroll records and the methodology described below, and was calculated in a manner consistent with SEC rules. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use variety of methodologies, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The company selected October 29, 2021 as the determination date for identifying the median employee. Year-to-date taxable wages paid from January 1, 2021 to October 29, 2021 for all employees as of the determination date, with the exception of Mr. Schrider, were arrayed from lowest to highest. Wages of newly hired permanent employees were adjusted to represent wages for the entire measurement period. This period captured all incentive payments for the tax year as well as the vesting of equity awards, as applicable. The median employee was identified, and total compensation for the median employee was calculated in the manner required for the Summary Compensation Table. Mr. Schrider’s total compensation for 2021, as disclosed in the Summary Compensation Table, was $2,645,831 and the median employee’s was $93,268, producing a ratio of 28 to 1.

52	| Notice and Proxy Statement | 2022

PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

PROPOSAL 2:

APPROVAL OF AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

  BACKGROUND

The company’s Articles of Incorporation currently divide the Board of Directors into three classes, with the members of each class serving for staggered three-year terms. As a result, only one class of directors stands for election at each annual meeting of shareholders, such that shareholders vote on and elect approximately one-third of the Board each year. At this annual meeting, our shareholders are being asked to approve and adopt a proposal to amend the Articles of Incorporation to declassify the Board.

The Executive and Governance Committee considered and then recommended to the Board the proposed amendments to the company’s Articles of Incorporation to declassify the Board. The Board accepted this recommendation, determined that the proposed amendments are advisable, and unanimously approved the amendments, subject to shareholder approval at this annual meeting.

If shareholders approve the amendments, they will become effective upon the filing of Articles of Amendment to the company’s Articles of Incorporation with the Maryland Department of Assessments and Taxation. We intend to file the Articles of Amendment shortly after the annual meeting.

  TEXT OF THE PROPOSED AMENDMENTS

Section (B) of ARTICLE IX of the Articles of Incorporation would be deleted in its entirety and replaced with new Section (B). Additions are indicated in double underline, and deletions are indicated in strikethrough.

B. ~~Classified Board~~ Election of Directors. Until the 2022 annual meeting of shareholders, the ~~The~~ Board of Directors of the Corporation shall be divided into three classes as nearly equal in number as the then total number of directors constituting the entire Board of Directors shall permit, which classes shall be designated Class I, Class II and Class III. At each annual meeting of shareholders beginning ~~in 1992~~ with the 2023 annual meeting of shareholders, successors to the ~~class of~~ directors whose terms expires at such annual meeting shall be elected for a term ~~of three years~~ expiring at the next annual meeting of shareholders following the director’s election and until such director’s successor is elected and qualifies, or until his or her earlier death, resignation, disqualification or removal.

~~(1)     The following directors shall be assigned to Class I and shall serve until the 1994 annual meeting of shareholders:~~

~~Andrew N. Adams, Jr.~~

~~Robert L. Mitchell~~

~~Robert L. Orndorff, Jr.~~

~~(2)     The following directors shall be assigned to Class 11 and shall serve until the 1993 annual meeting of shareholders:~~

~~William M. Canby~~

~~John Chirtea~~

~~Willard H. Derrick~~

~~Hunter R. Hollar~~

~~(3)     The following directors shall be assigned to Class III and shall serve until the 1992 annual meeting of shareholders.~~

~~Charles F. Mess~~

~~Louisa W. Riggs~~

~~Francis Snowden~~

~~W. Drew Stabler~~

~~Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting.~~

| Notice and Proxy Statement | 2022	53

PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

~~Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as nearly equal as possible. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as nearly equal as possible.~~

Whenever the holders of anyone or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article IX. Notwithstanding the foregoing, and except as otherwise may be required by applicable law, whenever the holders of anyone or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

ARTICLE XI of the Articles of Incorporation would be deleted in its entirety and replaced with new ARTICLE XI.

Subject to the rights of the holders of any class separately entitled to elect one or more directors, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum, or by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. ~~A director so chosen by shareholders shall hold office for the remainder of the term of the class to which the director is assigned.~~ A director elected by the ~~Board of Directors~~ shareholders to fill a vacancy resulting from the removal of a director shall hold office for the remainder of the term of the removed director. A director elected by the Board of Directors to fill a vacancy ~~resulting from any cause other than removal of a director~~ shall hold office ~~for a term expiring at the following~~ until the next annual meeting of shareholders and until his or her successor is elected and qualifies.

  REASONS FOR THE PROPOSED AMENDMENTS

The Executive and Governance Committee and the Board periodically consider our corporate governance practices and structures in light of the continuing evolution of best practices. As part of that process, the Board considers corporate trends, peer practices, the views of our institutional shareholders and the guidelines of proxy advisory firms. As such, the Executive and Governance Committee and the Board have, from time to time, reviewed the classified board structure.

The Board recognizes that a classified structure may offer advantages, such as promoting continuity and stability, encouraging its directors to take a long-term perspective and reducing the company’s vulnerability to coercive takeover tactics. The Board also recognizes the growing sentiment among the investment community in favor of annual elections, that many institutional investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies, and that a classified board structure does not enable shareholders to express a view on each director’s performance by means of an annual vote.

After carefully weighing these and other factors (including that the number of public companies with classified boards continues to decline), the Board has determined that it is in the best interests of the company and our shareholders to declassify the Board and recommends that shareholders approve the proposed amendments to effectuate the declassification.

  EFFECT OF THE PROPOSED AMENDMENTS

If the proposed amendments are approved, the current classified board structure will be phased out over a three-year period beginning at the 2023 annual meeting of shareholders. Directors elected to three-year terms prior to the effectiveness of the proposed amendment (including the directors elected at this annual meeting) will complete those terms. Beginning with the 2023 annual meeting, directors will stand for election on an annual basis for one-year terms. Beginning with the 2025 annual meeting of shareholders, all directors will stand for election annually and the Board will no longer be classified.

If the proposed amendments to the Articles of Incorporation to declassify the Board are not approved by our shareholders, the Articles of Incorporation will not be amended as set forth above and the Board will continue to be classified with directors serving staggered, three-year terms.

  REQUIRED VOTE

The affirmative vote of at least 80 percent of outstanding shares of common stock entitled to vote at the annual meeting is required for shareholders to approve the proposed amendments to the Articles of Incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

54	| Notice and Proxy Statement | 2022

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

PROPOSAL 3:

ADVISORY VOTE TO APPROVE THE COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Protection Act requires companies to submit to shareholders a non-binding vote on the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement. The Board recommended and the shareholders elected to have this proposal submitted annually.

This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse the executive compensation program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in this proxy statement.”

This vote will not be binding on the Board and may not be construed as overruling a decision by the Board nor to create or imply any additional fiduciary duty by the Board.    However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board believes that the compensation practices of the company are designed to accomplish the objectives described in the Compensation Discussion and Analysis and that they are appropriately aligned with the long-term success of the company and the interests of shareholders.

  VOTING STANDARD

This matter will be decided by the vote of a majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

| Notice and Proxy Statement | 2022	55

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4:

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the company’s financial statements. The committee has appointed Ernst & Young LLP to serve as the company’s independent registered public accounting firm for fiscal 2022. In accordance with established policy, the Board is submitting the appointment of Ernst & Young LLP to the vote of the shareholders for ratification. In the event the appointment is not ratified by the shareholders it is anticipated that no change in auditors will be made for the current year because of the difficulty and expense of making a change so long after the beginning of the year, but the vote will be considered in connection with the auditor appointment for 2023.

In reaching its decision to engage Ernst & Young LLP, the committee considered the independence factors, the length of the audit firm’s tenure as the company’s independent auditor, the audit firm’s past performance, the audit firm’s relationship with the committee and with management, and the fee structure that was negotiated. After discussion of these factors, the committee concluded that it was in the best interests of shareholders to continue the engagement of Ernst & Young LLP as our independent registered public accounting firm for 2022.

Ernst & Young LLP provides tax compliance services for trust clients of Sandy Spring Bank, the fees for which are billed to those clients. These services, which are permissible under applicable independence standards, were pre-approved by the committee.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  VOTING STANDARD

This matter will be decided by the majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

  AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered for the audit of the annual financial statements of the company and subsidiaries by Ernst & Young LLP for the years ended December 31, 2021 and December 31, 2020, together with fees billed for other services.

	2021 ($)	2020 ($)

Audit Fees	1,050,000	1,280,500

Audit-Related Fees	—	—

Tax Services	279,000	207,000

All Other Fees	—	—

Total	1,329,000	1,487,500

“Audit Fees” consist of fees for professional services rendered for the annual audit of the company’s consolidated financial statements, including the integrated audit of internal control over financial reporting, and review of financial statements included in the company’s quarterly reports on Form 10-Q and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Also included in 2020 are fees related to implementation of the current expected credit loss model and the acquisitions of Revere Bank and Rembert Pendleton Jackson.

“Tax Services” consist of 1099 processing fees for trust clients of Sandy Spring Bank.

56	| Notice and Proxy Statement | 2022

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  AUDIT COMMITTEE’S PREAPPROVAL POLICIES AND PROCEDURES

The committee is required to pre-approve all auditing services and permitted non-audit services provided by the company’s independent registered public accounting firm, Ernst & Young LLP. An exception for preapproval of non-audit services may be made if:

•

the aggregate amount of all such non-audit services provided to the company constitutes not more than 5% of the total amount of revenues paid by it to the independent registered public accounting firm during the fiscal year in which the non-audit services are provided;

•

such services were not recognized by the company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee prior to the completion of the audit.

All audit services, tax services and permitted non-audit services to be performed by Ernst & Young LLP have been preapproved by the committee as required by SEC regulations and the committee’s charter without exception. The committee also has determined that the amount and nature of non-audit services rendered by Ernst & Young LLP to the company is consistent with its independence.

| Notice and Proxy Statement | 2022	57

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is currently composed of five independent directors and operates under a written charter adopted by the Board. The Audit Committee is appointed by the Board to assist the Board in monitoring: (1) the integrity of the company’s accounting and financial statements and reporting process; (2) the qualifications, independence, and performance of the company’s independent registered public accounting firm; and (3) the qualifications and performance of the company’s internal audit department.

The committee is directly responsible for the appointment and oversight of the independent registered public accounting firm, including review of their general qualifications, specific experience in the financial sector, and compensation structure. The committee has engaged Ernst & Young LLP since 2013. The company’s management is responsible for its internal controls and financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of the company’s internal control over financial reporting.

In 2021, the committee met eight times, four of which were to approve quarterly earnings releases, to carry out its duties and responsibilities as set forth in the Audit Committee charter that is available on the company’s investor relations website.

In fulfilling its oversight duties, the committee:

•	reviewed and discussed with management and Ernst & Young LLP the scope and effectiveness of the company’s disclosure controls and procedures;

•

reviewed and discussed the company’s audited and unaudited financial statements with management and Ernst & Young LLP each quarter, prior to filing with the SEC and releasing to the public, for purposes of evaluating their accuracy and fair presentation of the company’s financial condition;

•

discussed with Ernst & Young LLP the critical audit matters and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including, but not limited to, the audit strategy, scope and plan for the audit work, and the significant risks and areas of audit focus;

•	met with Ernst & Young LLP, with and without members of management present, to discuss the results of their evaluation of the integrity of the company’s financial reporting;

•	received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable standards of the Public Company Accounting Oversight Board;

•	reviewed and discussed with Ernst & Young LLP the matter of auditor independence;

•

met regularly with the company’s chief internal auditor, with and without members of management present, to review and approve the annual risk-based audit plan, to review all audit reports, to track the timely resolution of any findings, and to assess the performance of the chief internal auditor; and

•	reviewed and monitored compliance with the “whistleblower” provisions of the Sarbanes-Oxley Act.

Based upon the reviews and discussions described above, the committee recommended to the company’s Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2021.

February 16, 2022                                                                                                               Pamela A. Little, Chair

Brian J. Lemek

Walter C. Martz II

Mark C. Micklem

Robert L. Orndorff

58	| Notice and Proxy Statement | 2022

INFORMATION ABOUT THE MEETING

INFORMATION ABOUT THE MEETING

ATTENDING THE MEETING

  HOW CAN I PARTICIPATE IN THE ANNUAL MEETING?

Our annual meeting will be held on May 18, 2022 at 10:00 a.m., Eastern Time by means of a live webcast. There will be no physical location for the annual meeting. To participate in the virtual meeting, access the meeting site https://meetnow.global/MMYUPAD and register using the control number found on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. You must have the control number in order to vote your shares at the meeting. Online access will begin at 9:30 a.m. We encourage you to access the meeting webcast prior to the start time. If you hold your shares through an intermediary, such as a broker or bank, you must pre-register with our transfer agent, as described below, to obtain a control number that will allow you to vote at the annual meeting.

  HOW CAN I ASK QUESTIONS?

You may submit questions either before or during the meeting. To submit a question, access the virtual meeting site at https://meetnow.global/MMYUPAD. Click on the Q&A icon and submit your question. Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations.

  WILL I BE ABLE TO VOTE MY SHARES DURING THE MEETING?

You will be able to vote your shares electronically during the annual meeting. Please see “Voting Matters” below for additional information on voting. We encourage you to vote your shares prior to the annual meeting.

Pre-registration for Beneficial Holders. Shareholders holding shares through an intermediary, such as a broker or bank, must register in advance if they want to vote their shares at the annual meeting. These shareholders must submit a copy of your legal proxy reflecting your Sandy Spring Bancorp, Inc. holdings along with your name and email address to Computershare by email to legalproxy@computershare.com or by mail to: Computershare, Sandy Spring Bancorp, Inc., Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be received no later than 5:00 p.m. Eastern Time on May 13, 2021. To access the meeting go to https://meetnow.global/MMYUPAD.

VOTING MATTERS

Shares Entitled to Vote. Holders of the company’s common stock, par value $1.00 per share, as of the close of business on the record date of March 9, 2002 are eligible to vote at the annual meeting. On that date, 45,425,662 shares of common stock were outstanding and eligible to vote. Each share of common stock entitles the holder to one vote on the items of business to be considered at the annual meeting.

Quorum Requirements. The presence, in person or by proxy, of holders of a majority of the company’s outstanding common stock is required to constitute a quorum for the transaction of business at the annual meeting. Shareholders who deliver valid proxies or attend the meeting virtually using their control number will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. We intend to include as present at the meeting shares present but not voting, shares for which we have received proxies but for which holders have abstained from voting, and broker “non-votes” (explained below).

Voting Procedures. You may vote your shares in one of several ways, depending upon how you own your shares.

If you are a shareholder of record, you can vote any one of four ways:

•

Voting on the internet. Go to www.envisionreports.com/sasr and follow the instructions. You will need to have your control number (from your Notice of Internet Availability or proxy card) with you when you go to the website.

•	Voting by telephone. Call the phone number on your proxy card or voting instruction form and follow the instructions. You will need to have your control number with you when you call.

•	Voting by mail. Complete, sign, date and return your proxy card in the envelope provided in advance of the meeting.

•

Voting at the virtual meeting. You will be able to vote your shares at the virtual meeting by accessing the virtual meeting site https://meetnow.global/MMYUPAD and registering as a shareholder with the control number found on your Notice of Internet Availability of Proxy Materials or proxy card.

If you hold your shares through a bank, broker or other nominee, you must follow the voting instructions you receive from the holder of record to vote your shares. If you wish to vote at the annual meeting, you must follow the instructions above to obtain a control number. If you hold your

| Notice and Proxy Statement | 2022	59

INFORMATION ABOUT THE MEETING

shares through a bank, broker, or other nominee, it is critical that you cast your vote if you want it to count for Proposals 1, 2 and 3. Your broker is not allowed to vote shares on your behalf on such matters without your specific instruction. If you do not instruct your broker how to vote on these matters, no votes will be cast on your behalf. Your broker will have discretion to vote any uninstructed shares on matters considered routine items, such as ratification of the appointment of the independent registered public accounting firm (Proposal 4).

All shares represented by valid proxies that are not revoked will be voted at the annual meeting in accordance with your voting instructions. If you properly submit a proxy without specifying how you want your shares to be voted, your shares will be voted in accordance with the recommendations of the Board. If your shares are held with the company’s transfer agent, Computershare, and you do not return your proxy, no votes will be cast on your behalf.

Employee shareholders. If you participate in the Sandy Spring Bank 401(k) Plan (the “401(k) plan”), and your plan account holds shares of our common stock, you must provide voting instructions to Principal Trust Company, the trustee for the 401(k) plan by internet, telephone, or proxy card for the shares to be voted according to your instructions. Your voting instructions to the trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the 401(k) plan is May 13, 2022, at 11:59 p.m., Eastern time. After the voting instruction deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares. If you do not direct the trustee how to vote the shares in your 401(k) plan account, the trustee will vote the shares in the 401(k) plan in the same proportion as the voting instructions it receives from other participants as of the voting instruction deadline.

  VOTES REQUIRED

•

Proposal 1: Election of Directors. Directors are elected by a plurality of the votes cast at the annual meeting by holders of common stock. This means that the three nominees for election as directors who receive the most affirmative votes will be elected. Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. The Board has adopted a majority vote policy that provides that, in an uncontested election, if an incumbent director nominee receives a greater number of votes “withheld” than cast “for” the director’s election, the director is required to immediately tender their resignation from the Board. Upon receipt of the director’s resignation, the Nominating Committee will make a recommendation to the Board about whether to accept or reject the resignation. The Board will act on the Nominating Committee’s recommendation within 120 days from the annual meeting.

•

Proposal 2: Amendment of Articles of Incorporation. The amendments to the Articles of Incorporation to declassify the Board will be approved if the holders of at least 80 percent of the outstanding shares of common stock entitled to vote at the annual meeting vote in favor of the amendments.

•

Proposal 3: Advisory vote on executive compensation. The advisory vote on the compensation of the named executive officers disclosed in the proxy statement will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

•

Proposal 4: Ratification of appointment of independent registered public accounting firm. Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2022 will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

Abstentions and Broker Non-Votes. Abstentions, “broker non-votes” (explained below) and failure to cast a vote are not considered “votes cast” and will therefore have no effect on the voting outcome of the election of directors, the advisory vote on executive compensation, or the ratification of the appointment of Ernst & Young LP as our independent registered public accounting firm. Abstentions, broker non-votes and failure to cast a vote will have the same effect as a vote “against” amendment of the Articles of Incorporation.

A “broker non-vote” occurs on an item of business when a registered shareholder does not vote its client’s shares on the item but votes on another matter presented at the meeting. This typically occurs when the registered shareholder (usually a broker or bank) has either voting instructions from its client or discretionary voting authority under NYSE rules to vote on one item of business and not on other items. Brokers and other share custodians do not have discretion to vote on non-routine matters unless the beneficial owner of the shares has given explicit voting instructions. Consequently, if you do not give your broker or share custodian explicit voting instructions, your shares will not be voted on the election of directors, amendment of the Articles of Incorporation, or the advisory vote on executive compensation, and your shares will instead be considered “broker non-votes” on each such item. The ratification of the appointment of Ernst & Young LP as our independent registered public accounting firm for 2022 is considered a routine matter and, as such, your broker or share custodian of record is entitled to vote your shares on such proposal in its discretion if you do not provide voting instructions on that item.

Revocation of Proxies. Shareholders who execute proxies retain the right to revoke them at any time before their shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary prior to the annual meeting or by delivering an executed proxy bearing a later date (including a proxy given by internet or telephone). You may also revoke a previously issued proxy by voting at the virtual annual meeting.

60	| Notice and Proxy Statement | 2022

INFORMATION ABOUT THE MEETING

DELIVERY OF PROXY MATERIALS

To reduce the amount of paper used in producing these proxy materials, as well as lower printing and mailing expenses, the company is furnishing its proxy statement and annual report via the Internet according to the SEC rules for “Notice and Access.” On or about April 6, 2022, the company mailed a Notice of Internet Availability of Proxy Materials to all shareholders who had not previously elected to receive their proxy materials by mail or electronically containing instructions on how to access this proxy statement and our annual report and how to vote online. Upon receipt of the Notice of Internet Availability, shareholders may choose to request a printed copy of proxy materials at no charge, and this preference will be maintained for future mailings.

To reduce the expenses of delivering duplicate proxy materials to shareholders, we rely on SEC rules that permit us to deliver a single proxy statement and annual report with separate proxy cards, or separate Notices of Internet Availability, to multiple shareholders who share an address, unless we receive contrary instructions. If (1) you and another registered holder share an address and each receive paper copies of our proxy material and wish to receive only one paper copy or (2) you share an address with another registered holder, received a single set of our proxy materials, and would like to receive separate copies, you may request a change in delivery preferences by telephoning our transfer agent at 1-800-368-5948 or writing the transfer agent at Computershare Trust Company, P.O. Box 505005, Louisville, KY 40233.

If a bank, broker, or other nominee, holds your shares and you receive multiple copies of our proxy materials and you would like to receive only one copy, or if you and another shareholder receive only one copy and would like to receive multiple copies, please contact your bank, broker or nominee.

  COSTS OF PROXY SOLICITATION

We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail or electronic delivery, we also may solicit proxies through our directors, officers, and employees. None of our directors, officers or employees will receive any additional or special compensation for soliciting proxies. In addition, we have engaged Alliance Advisors, LLC to assist us in soliciting proxies at an estimated cost of $7,000 plus expenses. We also will reimburse banks, brokers and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our stock.

PROPOSALS FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS

Under SEC Rule 14a-8, a shareholder desiring to make a proposal to be included in the proxy statement for the 2023 annual meeting of shareholders must submit such proposal to the following address: Corporate Secretary, Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832. Proposals must be received no later than the close of business on December 7, 2022, and must comply with SEC Rule 14a-8 in order for the proposal to be considered for inclusion in the company’s proxy statement. Simply submitting a proposal does not guarantee that it will be included.

In addition, under our Bylaws, if a shareholder wishes to present nominations for director candidates for election to the Board or other business for consideration at an annual meeting of shareholders, the shareholder must give the Corporate Secretary written notice of the shareholder’s intent to do so. The notice must be received by the Corporate Secretary no later than 90 days and no earlier than 120 days prior to the anniversary date of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, then the notice must be received no earlier than 120 days prior to such annual meeting and no later than the later of the 90 days prior to such annual meeting or the 10 days following the day on which public announcement of the date of the annual meeting is first made by the company. To be in proper form, the notice must contain the information required by Article II, Section 13 of our Bylaws.

If the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted.

COMMUNICATION WITH OUR BOARD

Communications to the Board may be sent to Sandy Spring Bancorp, Inc., Attention: Corporate Secretary, 17801 Georgia Avenue, Olney, Maryland 20832 and marked to the attention of the Board or any of its committees, the independent directors as a group, or any individual director or directors. Communications also may be sent by email to ir@sandyspringbank.com.

OTHER BUSINESS

In the event that any matter not described herein is properly presented for a shareholder vote at the annual meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this proxy statement went to print, the company knew of no other matters that might be presented for shareholder action at the annual meeting.

| Notice and Proxy Statement | 2022	61

ANNEX A: NON-GAAP FINANCIAL MEASURES

ANNEX A: NON-GAAP FINANCIAL MEASURES

As discussed in the Compensation Discussion and Analysis included in this proxy statement, the Compensation Committee uses non-GAAP financial measures to evaluate the company’s performance under the company’s incentive compensation plans. Typically, the Compensation Committee adjusts GAAP net income, or elements of net income, for non-core performance items so that participants are compensated for the company’s core performance and not penalized or rewarded for non-core charges or unusual gains.

Non-GAAP measures used in this proxy statement consist of the following:

•

Pre-provision net revenue. Pre-provision net revenue is calculated as net interest income plus non-interest income minus non-interest expense. This metric is equivalent to GAAP net income exclusive of the effects of income taxes and the provision (credit) for credit losses.

•

Non-GAAP efficiency ratio. The efficiency ratio is non-interest expense as a percentage of net interest income plus non-interest income. The non-GAAP efficiency ratio adjusts non-interest expense to exclude amortization of intangible assets, loss on early redemption of FHLB borrowings, and merger and acquisition expense, adjusts net interest income to include tax-equivalent income, and adjusts non-interest income to exclude investment securities gains.

•

Adjusted EPS. Adjusted earnings and the related measure of adjusted earnings per share reflect net income exclusive of merger and acquisition expense, branch closing costs, loss on early redemption of FHLB borrowings, and merger-related provision for credit losses, on a net of tax basis.

•

Core ROAA. Core income and the related measure of core return on average assets reflect net income exclusive of gain on the sale of held to maturity and available for sale securities, amortization of intangibles, goodwill and nonrecurring items, on a net of tax basis.

These non-GAAP financial measures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures with similar names that may be presented by other companies. The following tables present reconciliations of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

  PRE-PROVISION NET REVENUE

(In thousands)	2021

Net income	$235,107
Plus/(less) non-GAAP adjustments:
Income tax expense	76,552
Provision/(credit) for credit losses	(45,556)

Pre-provision net revenue	$266,103

| Notice and Proxy Statement | 2022	A-1

ANNEX A: NON-GAAP FINANCIAL MEASURES

  NON-GAAP EFFICIENCY RATIO

(Dollars in thousands)	2021

Non-interest expense (a)	$260,470
Less non-GAAP adjustments:
Amortization of intangible assets	6,600
Loss on FHLB redemption	9,117
Merger and acquisition expense	45

Non-interest expense – as adjusted (b)	$244,708

Net interest income plus non-interest income (c)	$526,573
Plus non-GAAP adjustment:
Tax-equivalent income	3,703
Less non-GAAP adjustment:
Investment securities gains	212

Net interest income plus non-interest income – as adjusted (d)	$530,064

Efficiency ratio (GAAP) (a ÷ c)	49.47%

Efficiency ratio (non-GAAP) (b ÷ d)	46.17%

  3-YEAR ADJUSTED CUMULATIVE EPS

(In thousands, except per share data)	2021	2020	2019

Net income	$235,107	$96,953	$116,433
Plus non-GAAP adjustments (net of tax):
Merger and acquisition expense	34	19,614	999
Branch closing costs	1,944	712	359
Loss on FHLB redemption	6,779	4,619	—
Merger-related provision for credit losses	—	13,636	—

Net income – as adjusted	$243,864	$135,534	$117,791

Diluted weighted average common shares	46,899	44,132	35,618

Diluted net income per common share (GAAP)	$4.98	$2.19	$3.25

Diluted net income per common share – as adjusted (non-GAAP)	$5.20	$3.05	$3.29

A-2	| Notice and Proxy Statement | 2022

ANNEX A: NON-GAAP FINANCIAL MEASURES

  CORE ROAA

(Dollars in thousands)	2021

Net income (a)	$235,107
Plus/(less) non-GAAP adjustments (net of tax1):
Merger and acquisition expense	36
Investment securities gains	(167)
Loss on FHLB redemption	7,202
Amortization of intangible assets	5,214

Core income (non-GAAP) (b)	$247,392

Average assets (c)	$12,818,202

Return on average assets (GAAP) (a ÷ c)	1.83%

Core return on average assets (non-GAAP) (b ÷ c)	1.93%

(1)	Net of federal tax only for comparability to peer group.

| Notice and Proxy Statement | 2022	A-3

C123456789 000004 ENDORSEMENT_LINE SACKPACK 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SASR or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SASR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors: 01 - Mona Abutaleb 02 - Mark C. Micklem 03 - Christina B. O'Meara For Withhold For Against Abstain 2. Approve amendments to the Articles of Incorporation to declassify the Board of Directors. 3. Vote, on an advisory basis, to approve the compensation for the named executive officers. 4. Ratify the appointment of Ernst & Young LLP as the company's independent registered public accounting firm for 2022. B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 1234567890 J N T 1 P C F 5 3 7 2 0 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03LILD

Sandy Spring Bancorp, Inc.'s Annual Meeting of Shareholders will be held on Wednesday, May 18, 2022 at 10:00 a.m. Eastern Time, virtually via the internet at https://meetnow.global/MMYUPAD. To access the virtual meeting, you must have the 15-digit number that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/SASR Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SASR IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Sandy Spring Bancorp, Inc. Notice of 2022 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting - May 18, 2022 Aaron M. Kaslow and Philip J. Mantua or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the annual meeting of shareholders of Sandy Spring Bancorp, Inc. to be held on May 18, 2022 at 10:00 a.m. or at any postponement or adjournment thereof. Employee shareholders. If you hold shares in the Sandy Spring Bank 401(k) Plan (the "401(k) plan"), this proxy card covers all shares for which you have right to give voting instructions to Principal Trust Company, the trustee for the 401(k) plan. Your voting instructions to the trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the 401(k) plan is May 13, 2022, at 11:59 p.m., Eastern time. If you do not direct the trustee how to vote the shares in your 401(k) plan account, the trustee will vote the shares in the 401(k) plan in the same proportion as the voting instructions it receives from other participants as of the voting instruction deadline. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxy holders will have authority to vote FOR each of the director-nominees (Proposal 1), FOR the approval of amendments to the Articles of Incorporation to declassify the Board of Directors (Proposal 2), FOR the vote, on an advisory basis, to approve the compensation for the named executive officers (Proposal 3) and FOR the ratification of the appointment of Ernst & Young LLP as the company's independent registered public accounting firm for 2022 (Proposal 4). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below.